                                                                   Exhibit 4 (a)

                                                                  EXECUTION COPY
                                                                  ==============

                        ARMSTRONG WORLD INDUSTRIES, INC.
                    EMPLOYEE STOCK OWNERSHIP PLAN ("SHARE IN
                         SUCCESS PLAN") TRUST, As Issuer

                 ARMSTRONG WORLD INDUSTRIES, INC., As Guarantor



                             NOTE PURCHASE AGREEMENT



            8.43% Series A Guaranteed Serial ESOP Notes Due 1989-2001 9.00% Series B Guaranteed Serial ESOP Notes Due 2001-2004


                                 ($270,000,000)


                            Dates as of June 19, 1989

                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                -----------------


                                                                                                              Page
                                                                                                              ----
1.       Authorization of Note............................................................................    1

2.       Purchase and Sale of Notes; Closing..............................................................    2

3.       Conditions for Closing...........................................................................    3
         3A.      Opinions of Counsel.....................................................................    3
         3B.      Representations and Warranties;
                       No Default.........................................................................    3
         3C.      Purchase Permitted by Applicable Laws...................................................    4
         3D.      ESOP Transaction........................................................................    4
         3E.      Compliance with Securities Laws.........................................................    5
         3F.      Approvals and Consents..................................................................    5
         3G.      Proceedings.............................................................................    5
         3H.      Sale of Notes to Other Purchasers.......................................................    5

4.       Payments ........................................................................................    5
         4A.      Required Installment Payments...........................................................    5
         4B.      Optional Prepayment without Premium.....................................................    6
         4C.      Optional Prepayment with Yield-Maintenance
                       Premium............................................................................    7
         4D.      Notice of Prepayments...................................................................    7
         4E.      Partial Payments Pro Rata...............................................................    7
         4F.      Acquisition or Retirement of Notes......................................................    7

5.       Affirmative Covenants............................................................................    8
         5A.      Financial Statements and Other Reports..................................................    8
         5B.      Inspection of Property..................................................................   11
         5C.      Payment of Taxes and Claims.............................................................   11
         5D.      Corporate Existence.....................................................................   12
         5E.      Maintenance of Properties...............................................................   12
         5F.      Compliance with Laws....................................................................   12
         5G.      Determination Letter....................................................................   13
         5H.      Plan Existence..........................................................................   13
         5I.      Application of Proceeds.................................................................   13

6.       Negative Covenants...............................................................................   14
         6A.      Limitations on Liens....................................................................   14
         6B.      Limitations on Sale and Lease-Back
                       Transactions.......................................................................   15
         6C.      Consolidation, Merger, Conveyance, Transfer or
                       Lease..............................................................................   16

                                       (i)


                                                                                                             Page
                                                                                                             ----
7.       Income Taxation..................................................................................   17
         7A.      Additional Payments.....................................................................   17
         7B.      Supplemental Payments...................................................................   18
         7C.      Payment Dates...........................................................................   20
         7D.      Interest Rate Adjustment................................................................   21
         7E.      Refunds.................................................................................   21
         7F.      Contest of Disallowance of
                       Section 133 Exclusion..............................................................   22
         7G.      Request for Qualifying Opinion
                       of Counsel.........................................................................   25

8.       Company Guarantee and Purchase Obligation........................................................   25
         8A.      Guarantee by the Company................................................................   25
         8B.      Purchases of Notes by the Company.......................................................   28

9.       Events of Default................................................................................   30
         9A.      Default; Acceleration...................................................................   30
         9B.      Other Remedies..........................................................................   35
         9C.      Rescission of Acceleration..............................................................   35

10.      Representations and Warranties...................................................................   36
         10A.     Organization; Corporate Authority.......................................................   36
         10B.     Financial Statements; SEC Reports.......................................................   36
         10C.     Actions Pending.........................................................................   37
         10D.     Taxes...................................................................................   38
         10E.     Title to Property.......................................................................   38
         10F.     Conflicting Agreements and Other Matters................................................   38
         10G.     Offering of Notes.......................................................................   39
         10H.     Broker's or Finder's Commissions........................................................   39
         10I.     Margin Regulations......................................................................   39
         10J.     Investment Company Act..................................................................   39
         10K.     Public Utility Holding Company Act......................................................   39
         10L.     Governmental Consents, Etc..............................................................   40
         10M.     ERISA...................................................................................   40
         10N.     The ESOP................................................................................   41
         10O.     Representations as to the Trustee.......................................................   42
         10P.     Pollution and Other Regulations.........................................................   43

11.      Representations of Purchaser.....................................................................   43

12.      Definitions......................................................................................   44
         12A.     Yield-Maintenance Terms.................................................................   44
         12B.     Other Terms.............................................................................   46

                                      (ii)


                                                                                                             Page
                                                                                                             ----
13.      Judicial Proceedings.............................................................................   56
         13A.     Consent to Jurisdiction.................................................................   56
         13B.     Enforcement of Judgements...............................................................   57
         13C.     Service of Process......................................................................   57
         13D.     No Limitation on Service or Suit........................................................   57

14.      Miscellaneous....................................................................................   57
         14A.     Note Payments...........................................................................   57
         14B.     Expenses................................................................................   58
         14C.     Consent to Amendments...................................................................   59
         14D.     Form, Registration, Transfer and
                       Exchange of Notes; Lost Notes......................................................   60
         14E.     Persons Deemed Owners;
                       Participations.....................................................................   61
         14F.     Survival of Representations and
                       Warranties; Entire Agreement.......................................................   61
         14G.     Successor and Assigns...................................................................   62
         14H.     Disclosure to Other Persons.............................................................   62
         14I.     Notices.................................................................................   62
         14J.     Descriptive Headings....................................................................   63
         14K.     Satisfaction Requirement................................................................   63
         14L.     Governing Law...........................................................................   63
         14M.     Counterparts............................................................................   63
         14N.     Reproduction of Documents...............................................................   63
         14O.     Recourse with Respect to ESOP...........................................................   64

PURCHASER SCHEDULE

EXHIBIT A-1   - Form of Note
EXHIBIT A-2   - Amortization of Principal
EXHIBIT B-1   - Form of Opinion of Buchanan Ingersoll, P.C.
EXHIBIT B-2   - Form of Opinion of Lee, Toomey & Kent
EXHIBIT B-3   - Form of Opinion of Jones, Day, Reavis & Pogue,
                       Counsel to Trustee
EXHIBIT B-4   - Form of Opinion of Willkie, Farr & Gallagher

                                      (iii)

                        ARMSTRONG WORLD INDUSTRIES, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                         ("SHARE IN SUCCESS PLAN") TRUST
                              c/o Mellon Bank, N.A.
                               Mellon Bank Center
                         Pittsburgh, Pennsylvania 15258


                        ARMSTRONG WORLD INDUSTRIES, INC.
                          Liberty and Charlotte Streets
                          Lancaster, Pennsylvania 17604

                                           June 19, 1989

To the Purchaser accepting this Agreement on the signature page hereof

Ladies and Gentlemen:

     The undersigned, Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), and Armstrong World Industries, Inc. Employee Stock Ownership Plan ("Share in Success Plan") and the trust established thereunder (the "ESOP") hereby agree with you as follows:

     1. AUTHORIZATION OF NOTES. The ESOP will authorize the issuance, sale and
        ----------------------
delivery of $270,000,000 aggregate principal amount of its Guaranteed Serial ESOP Notes (herein, together with any such notes that may be issued pursuant to any provision of this Agreement or the Other Agreements hereinafter referred to and any such notes that may be issued hereunder or thereunder in substitution or exchange therefor, collectively called the "Notes" and individually called a "Note"), to be issued in two series having interest rates and final maturities as follows:

                                                                        Final
                  Principal                  Annual                   Maturity
Series             Amount                Interest Rate                  Date
------           ----------              -------------               ----------

  A             $149,957,000                 8.43%                 June 15, 2001
  B             $120,043,000                 9.00%                 June 15, 2004

Each note shall be dated the date of issue thereof and shall bear interest on the unpaid principal balance thereof from the date thereof until the principal balance thereof shall become due and payable at the applicable rate per annum specified above (subject to the provisions of paragraph 7) and on overdue principal, premium and interest at the rates specified therein; and the Notes, when issued, sold and delivered pursuant to the Agreements, will be substantially in the form of Exhibit A-1. Interest on the Notes shall accrue at the applicable rate per annum specified above (subject to the provisions of paragraph 7), which interest will be payable semiannually as provided in Exhibit A-1 and will be computed based on a 360-day year comprised of 12 months of 30 days each.

     Certain capitalized terms used in this Agreement are defined in paragraph 12; references to a paragraph are, unless otherwise specified, to one of the paragraphs of this Agreement and references to an "Exhibit" are, unless otherwise specified, to one of the exhibits attached to this Agreement.

     2. PURCHASE AND SALE OF NOTES; CLOSING. Subject to the terms and conditions
        -----------------------------------
herein set forth, the ESOP hereby agrees to sell to you, and you agree to purchase from the ESOP, Notes in the aggregate principal amount and of the series set forth opposite your name in the Purchaser Schedule attached hereto, in the form of one or more Notes registered in your name or that of your nominee, as you shall request, and in such denominations (subject to paragraph
14D) as you shall request, for an aggregate purchase price of 100% of the principal amount thereof.

     The issuance, sale and delivery of Notes to be purchased by you shall take place at 10:00 A.M., New York City time, on June 20, 1989, at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or on such other date as the Company, the ESOP, you and the Other Purchasers may agree upon (the "Closing"). At the Closing, the ESOP will deliver to you the Notes to be purchased by you against payment of the purchase price therefor by wire transfer of immediately available funds to Mellon Bank, N.A., Pittsburgh, Pennsylvania, for credit to the account of the ESOP, account no. 184-588. If at the Closing the ESOP shall fail to tender to you the Notes to be purchased by you as provided above in this paragraph 2, or if any of the conditions specified in paragraph 3 shall not have been satisfied or waived by you, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

     Concurrently with the exclusion and delivery of this Agreement, the ESOP and the Company are entering into other Note Purchase Agreements (herein referred to as the "Other

Agreements" and, with this Agreement, as the "Agreements"), identical with this Agreement (except as to the identity of the purchaser and the series and principal amount of Notes to be purchased thereunder) with the other purchasers (herein called the "Other Purchasers") named in the Purchaser Schedule attached hereto. The sale of the Notes to you and to the Other Purchasers are to be separate and several sales.

     Notwithstanding the foregoing provisions, the ESOP shall not be required to issue the Notes under the Agreements if you or any of the Other Purchasers defaults in its obligation to purchase Notes under its Agreement.

     3. CONDITIONS FOR CLOSING. Your obligation to purchase and pay for the
        ----------------------
Notes to be purchased by you at the Closing is subject to the satisfaction or waiver, prior to or simultaneously and concurrently with the Closing, of the following conditions:

     3A. OPINIONS OF COUNSEL. You shall have received from (i) Buchanan
         -------------------
Ingersoll, P.C., counsel to the Company, (ii) Lee, Toomey & Kent, counsel to the ESOP, (iii) Jones, Day, Reavis & Pogue, counsel to the Trustee, and (iv) Willkie Farr & Gallagher, your special counsel in connection with the transactions contemplated by this Agreement, favorable opinions substantially in the forms set forth in Exhibits B-1, B-2, B-3 and B-4, respectively, each addressed to you and dated the date of the Closing. To the extent that any opinion referred to above in this paragraph 3A is rendered in reliance upon the opinion of any other counsel, you shall have received a copy of the opinion of such other counsel, dated the date of the Closing and addressed to you, or a letter from such other counsel, dated the date of the Closing and addressed to you, authorizing you to rely on such other counsel's opinion.

     3B. REPRESENATIONS AND WARRANTIES; NO DEFAULT. The representations and
         -----------------------------------------
warranties of the ESOP and the Company contained in paragraph 10 of this Agreement shall be true when made and at the time of the Closing in all material respects, and there shall exist at the time of the Closing and after giving effect to the transactions contemplated hereby, no Event of Default or Default or Purchase Event. Each of the ESOP and the Company shall have delivered to you a certificate (which shall be an Officer's Certificate in the case of the Company), dated the date of the Closing, to all such effects (but limited to the representations and warranties of the ESOP in the case of the ESOP) and further to the effect as to the satisfaction of the conditions (other than any condition which relates to documents being in form and substance satisfactory to you) set forth in paragraph 3D (but limited to the conditions applicable to the ESOP in the case of the ESOP).

     3C. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for
         -------------------------------------
the Notes to be purchased by you on the date of the Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the ESOP) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) or result in a violation of any order of any court or governmental body applicable to you (or any of your employees, directors or affiliates) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation or order, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     3D. ESOP TRANSACTION. Prior to the Closing, you shall have received true
         ----------------
and correct copies of the Plan Documents and all other documents having the legal effect of governing the terms or administration of the ESOP; all the terms and provisions thereof shall be satisfactory to you in form and substance (including schedules and exhibits thereto); all such agreements, documents and instruments shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with your prior consent; the Trustee shall have made appropriate determinations satisfactory to you establishing that neither the sale of the Notes to you nor the purchase of the Employer Capital Stock as contemplated by the Stock Purchase Agreement nor the consummation of the transactions contemplated by this Agreement is or will constitute a "prohibited transaction" as such term is defined in section 406 of ERISA or section 4975 of the Code for which there is no exemption; and the purchase of Employer Capital Stock in the ESOP Transaction shall be duly and validly consummated concurrently with the Closing hereunder. Except as affected by the transactions contemplated hereby, all conditions precedent to the consummation of the transactions contemplated by the Plan Documents shall have occurred, all governmental authorizations, consents, approvals, exemptions or other actions required in connection with such transactions shall have been duly received or taken (except for the determination letter from the Internal Revenue Service described in paragraph 5G and the registrations and filings referred to in paragraph 10L) and such transactions shall have been consummated substantially in accordance with the terms of such documents. All material matters relating to the ESOP, including, without limitation, the amount and the deductibility of contributions by the Company to the ESOP, the use and sufficiency of such contributions to pay the Notes and the excludibility of 50% of the interest paid by the ESOP on the Notes from your Federal Gross Income, shall be satisfactory to you.

     3E. COMPLIANCE WITH SECURITES LAWS. The issuance, sale and delivery of the
         ------------------------------
Notes under the Agreements and the sale of the Employer Capital tock in the ESOP Transaction shall have complied in all material respects with all applicable requirements of Federal and state securities laws, and you shall have received evidence of such compliance in form and substance reasonably satisfactory to you.

     3F. APPROVALS AND CONSENTS. The ESOP and the Company shall each have duly
         ----------------------
received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all Federal, state and local governmental authorities necessary for the issuance, sale and delivery of the Notes pursuant to the Agreements and the sale and delivery of the Employer Capital Stock in the ESOP Transaction ("Approvals and Consents"), and all Approvals and Consents shall be in full force and effect at the time of Closing and shall be effective to permit each such issuance, sale and delivery, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     3G. PROCEEDINGS. All corporate and other proceedings taken or to be taken
         -----------
in connection with the transactions contemplated hereby, and all documents incident thereto, shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     3H. SALE OF NOTES TO OTHER PURCHASERS. The ESOP shall, concurrently with
         ---------------------------------
your purchase of Notes hereunder, sell to the Other Purchasers the Notes to be purchased by them at the Closing as provided in the Other Agreements and shall receive payment in full therefor.

     4. PAYMENTS. The Notes shall be subject to payment with respect to the
        --------
Required Installment Payments specified in paragraph 4A and shall be subject to prepayment under the circumstances set forth in paragraphs 4B and 4C.

     4A. REQUIRED INSTALLMENT PAYMENTS. The Notes of each series will be due and
         -----------------------------
payable in semi-annual installments of principal, on June 15 and December 15 (or the next succeeding Business Day), as set forth on Exhibit A-2. Each such installment payment is herein called a "Required Installment Payment" and each such payment date is herein called an

"Installment Payment Date." Upon issuance of any Note, the ESOP will annex thereto an amortization schedule with respect to such Note, setting forth the amount of each Required Installment Payment to be allocated and applied on such Note and the amount of the principal of such Note which will remain unpaid after each such Required Installment Payment is made. Each Required Installment Payment shall be allocated and applied on all outstanding Notes of a series in proportion to the respective unpaid principal amounts thereof. Any payment made by the ESOP pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any payment required by this paragraph 4A, and upon any partial prepayment of Notes pursuant to paragraph 4B or 4C, or any partial retirement, purchase or other acquisition of Notes by the ESOP or the Company, its Subsidiaries or Affiliates (whether pursuant to paragraph 4F or paragraph 8), the amount of the Required Installment Payments in respect of the outstanding Notes of such series shall remain as specified on Exhibit A-2, and such partial prepayments shall be applied to such amounts in inverse order of their maturity. For the purpose of this paragraph 4A only, (x) all Notes of a series prepaid (except pursuant to subparagraph (a) of paragraph 4B or paragraph 4C), or otherwise retired or purchased or otherwise acquired by the ESOP or the Company or any of its Subsidiaries or Affiliates and (y) all Notes prepaid pursuant to subparagraph (b) of paragraph 4B, shall be deemed outstanding. The ESOP shall deliver to the holder of each Note outstanding after any such prepayment, retirement, purchase or acquisition a revised amortization schedule with respect to such Note, setting forth the amount of each Required Installment Payment thereafter to be allocated and applied on such Note and the amount of the principal of such Note which will remain unpaid after each such Required Installment Payment is made.

     4B. OPTIONAL PREPAYMENT WITHOUT PREMIUM. (a) The Notes of each series shall
         -----------------------------------
be subject to prepayment in part, at the option of the ESOP, on any Installment Payment Date in an aggregate principal amount not to exceed 20% of the Required Installment Payment to be made on the Notes of such series on such date (and not to be less than $250,000), at 100% of the principal amount so to be prepaid, together with accrued interest thereon to the prepayment date, but without premium. The right of the ESOP to prepay Notes pursuant to this paragraph 4B shall be non-cumulative and shall not, to the extent not fully exercised with respect to any Installment Payment Date, increase the amount of Notes which the ESOP may prepay on any subsequent Installment Payment Date pursuant to this paragraph 4B. The aggregate principal amount of Notes that may be prepaid by the ESOP pursuant to this paragraph 4B shall not exceed &7,497,850, in the case of the Series A Notes, and $6,002,150 in the case of the Series B Notes.

     (b) The ESOP may prepay, on or before June 30, 1989, Notes held by Wachovia Bank and Trust Company, N.A. in the principal amount not exceeding $700,000, at 100% of such principal amount, together with accrued interest thereon to the prepayment date, but without premium. Such prepayment shall be applied to the Required Installment Payments in respect of the Notes held by Wachovia Bank and Trust Company, N.A. in inverse order of their maturity.

     4C. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE PREMIUM. The Notes of each
         --------------------------------------------------
series shall be subject to prepayment, at any time in whole, or from time to time on any Installment Payment Date in part (in a minimum aggregate principal amount of $50,000,000), at the option of the ESOP, at 100% of the principal amount thereof to be prepaid, together with accrued interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note.

     4D. NOTICE OF PREPAYMENTS. The ESOP shall give each holder of Notes
         ---------------------
irrevocable written notice of any prepayment of the Notes pursuant to subparagraph (a) of paragraph 4B or paragraph 4C not less than 30, nor more than 60, days prior to the prepayment date, specifying such prepayment date and the principal amounts of the Notes of each series, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is being made pursuant to subparagraph (a) of paragraph 4B or paragraph 4C, as the case may be, whereupon the principal amount of the Notes to be prepaid, together with interest accrued thereon to such prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note, shall become due and payable on such prepayment date.

     4E. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes of
         -------------------------
either series pursuant to subparagraph (a) of paragraph 4B or paragraph 4C, the principal amount so prepaid shall e allocated to all Notes of such series at the time outstanding (including, for the purpose of this paragraph 4E only, (x) all Notes prepaid or otherwise retired or purchased or otherwise acquired by the ESOP or the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to subparagraph (a) of paragraph 4B or paragraph 4C and (y) all Notes prepaid pursuant to subparagraph (b) of paragraph 4B) in proportion to the respective outstanding principal amounts thereof.

     4F. ACQUISITION OR RETIREMENT OF NOTES. The Company will not, and will not
         ----------------------------------
permit any of its Subsidiaries or Affiliates to, and the ESOP will not, retire in whole or in part prior to their stated maturity, or purchase or otherwise acquire, directly or indirectly, (other than by payment pursuant to paragraph 4A, prepayment pursuant to paragraph 4B or 4C or purchase pursuant to paragraph 7B(b) or paragraph 8B or after acceleration pursuant to paragraph 9A), Notes of either series held by any holder unless the Company or such Subsidiary or Affiliate or the ESOP shall have offered in writing to retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such series held by each other holder of Notes at the time outstanding upon economically equivalent terms and conditions. To the extent that any holder of the Notes declines such offer (or shall fail to accept such offer within the time period specified therein, which shall be not less than 10 Business Days), the Company or such Subsidiary or Affiliate or the ESOP may purchase or otherwise acquire Notes of such series (pro rata among all such holders who have accepted such offer as aforesaid and otherwise on the same terms as aforesaid) from other holders of Notes in an aggregate amount and for an aggregate purchase price not to exceed the aggregate amount and price originally so offered to all holders of such Notes. Any Notes retired, purchased or otherwise acquired by ESOP shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraphs 4A and 4E.

     5. AFFIRMATIVE COVENANTS. The provisions of this paragraph 5 shall remain
        ---------------------
in effect from the date hereof and thereafter so long as any Note shall remain outstanding.

     5A. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company covenants that it
         --------------------------------------
will deliver to each holder of a Note in quadruplicate:

          (i) as soon as is practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year commencing with the first such quarter ending after the date of the Closing, a consolidated statement of income of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such quarterly period, setting forth in comparative form figures for the corresponding quarterly and year-do-date periods in the preceding fiscal year, a consolidated statement of cash flows of the Company and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, setting forth in comparative form figures for the corresponding period in the preceding fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such

Quarter, setting forth in comparative form figures for the preceding fiscal year end, all in reasonable detail and certified as complete and correct and prepared in accordance with generally accepted accounting principles by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of
             --------  -------
a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period shall be deemed to satisfy the requirements of this clause (i), provided that such report contains at least the information required to be delivered pursuant to this clause;

          (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of income and of cash flows of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and accompanied by an opinion, directed to the Company, of Peat Marwick Main & Co. or of other independent public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Required Holder(s), whose opinion shall be in scope and substance reasonably satisfactory to the Required Holder(s) (it being agreed that the form of opinion included in the Historical Financial Statements is satisfactory); provided, however, that deliver pursuant to clause (iii) below of a copy of
     --------  -------
     the Annual Report on Form 10-K (including all incorporated documents) of the Company for such fiscal year shall be deemed to satisfy the requirements of this clause (ii), provided that such report contains at least the information required to be delivered pursuant to this clause;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send or shall be required to send to its public stockholders and copies of all registration statements (without exhibits), other than on Form S-8 or any similar successor form (except to the extent such registration statement on Form S-8 relates to the Plan), and all public reports which it files or is required to file with the Commission;

          (iv) promptly upon receipt thereof, a copy of each management letter or similar report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary of the Company;

          (v) promptly upon its becoming available and any event within 30 days after such time as such reports are required to be filed with the IRS, a copy of the annual report of the ESOP on Form 5500;

          (vi) promptly upon their becoming available, copies of the Annual Report on Form 11-K of the ESOP as filed with the Commission;

          (vii) promptly following the Company's obtaining knowledge thereof, a notice of the occurrence of any event (other than matters of general public knowledge) that could, in the reasonable judgment of the Company, be expected to give rise to a change in the interest rate applicable to the Notes or the payment of any amount by the ESOP pursuant to paragraph 7;

          (viii) promptly upon the Company's receipt thereof, a copy of any notice given by a holder of a Note pursuant to the parenthetical clause contained in clause (b) of the last paragraph of paragraph 9A; and

          (ix) promptly upon your request therefor, such other information relating to the Company, its Subsidiaries or the ESOP as you may reasonably request.

Together with each delivery of financial statements required by clause (i) or
(ii) above, the Company will deliver to each holder of Notes an Officer's Certificate stating that, to such officers' knowledge, there exists no Event of Default or Default or Purchase Event, or, if any Event of Default or Default or Purchase Event exists, specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company deliver to each holder of Notes a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default or Purchase Event, or, if they have obtained knowledge of any Event of Default or Default or Purchase Event, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default or Purchase Event which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, chief operating officer, principal financial officer, principal accounting officer or treasurer of the Company obtaining actual knowledge of an Event of Default or Default or Purchase Event, it will deliver to each holder of Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company is taking on proposes to take with respect thereto.

     5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any
         ----------------------
Person designated by you or any Transferee in writing, at your or such Transferee's expense (or at the Company's expense if there exists an Event of Default or Default or Purchase Event), (i) to visit and inspect any of the properties of the Company and its Subsidiaries, (ii) if a Default or Event of Default has occurred and is continuing, or if Moody's rating of Unsupported Company Debt shall be reduced to "Baa3" or lower, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants (who are hereby authorized to have such discussions) all (except as otherwise provided in clause (ii)) at such reasonable times and as often as you or such Transferee may reasonably request.

     5C. PAYMENT OF TAXES AND CLAIMS. The Company will pay or discharge, or
         ---------------------------
cause to be paid or discharged, before the same shall become delinquent (i) all taxes, assessments and governmental charges (including claims of the IRS and the PBGC and claims made at the instance of the PBGC) levied or imposed upon it or its Subsidiaries or upon its or their income, profits or property, except where non-payment would neither (x) result in an unstayed Lien on a Principal Property nor (y) (either singly or in the aggregate) have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to perform and satisfy its obligations under this Agreement, (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon its or its Subsidiaries' properties, except where non-payment would neither (x) result in an unstayed Lien on a Principal Property nor (y) (either singly or in the aggregate) have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company perform and satisfy its obligations under this Agreement and (iii) all required installments under section 412(m) of the Code and other required payments under section 412 of the Code with respect to any pension plan maintained by the Company or a Code Affiliate; provided, however, that the Company shall not be required to pay or
           --------  -------
discharge or cause to be paid or
discharged any such tax, assessment, charge or claim referred to in clause (i),
(ii) or (iii) above whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which such accrual or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made.

     5D. CORPORATE EXISTENCE. Subject to paragraph C, the Company will be or
         -------------------
cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charger and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such
--------  -------
right or franchise if the Board of Directors (with respect to the Company's rights other than its corporate existence) or the Company (with respect to its franchises) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

     5E. MAINTENANCE OF PROPERTIES. The Company will cause all properties of
         -------------------------
material value used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvement thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph 5E shall prevent
              --------  -------
the Company from taking any acting which, in the judgment of the Company, is desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

     5F. COMPLIANCE WITH LAWS. The Company will, and will cause each of its
         --------------------
Subsidiaries to, comply with the requirements of all applicable laws and regulations of any governmental authority (including, without limitation, those relating to pollution and environmental matters, equal employment opportunity and employee safety), the failure to comply with which would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. For purposes of this paragraph 5F, any such failures will be deemed to have such a material adverse effect if the liabilities incurred or reasonably expected to be incurred involved an aggregate amount in excess of 10% of Consolidated Net Tangible Assets.

     5G. DETERMINATION LETTER. The Company will promptly (but in no event later
         --------------------
     than August 15, 1989) apply for, and use its best efforts to obtain and deliver to you as promptly as practicable, a determination letter from the IRS to the effect that the ESOP meets the requirements for qualification under section 401(a) of the Code, that the ESOP is a "employee stock ownership plan" under section 4975(e)(7) of the Code and that the trust forming part of the ESOP meets the requirements for tax exemption under section 501(a) of the Code and will comply with any reasonable request from any Indemnitee for assistance in establishing the status of the ESOP as a "employee stock ownership plan" under Section 4975(e) (7) of the Code or the status of the purchase of any Note as a "securities acquisition loan" under section 133 of the Code.

     5H. PLAN EXISTENCE. Each of the Company and the ESOP will (i) do all things
         --------------
necessary to that the loan evidenced by the Notes will qualify as an "exempt loan" to the ESOP as defined in Treasury Regulation sections 54.4975-7 and 54.4975-11 and the requirements, if any, that may be promulgated from time to time with respect to section 133 of the Code; (ii) do all things necessary to maintain and keep in full force and effect the ESOP as an "employee stock ownership plan", within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA; (iii) cause the ESOP to be operated and administered at all times and be amended as necessary so as to remain qualified under section 401(a) and 4975(e)(7) of the Code and the trust forming part of the ESOP to remain tax-exempt under section 501(a) of the Code; (iv) cause all other actions to be taken which are necessary for the ESOP to be in material compliance with all applicable requirements of ERISA (including Titles I and II thereof) and the Code and the regulations thereunder as from time to time in effect and applicable to the ESOP; and (v) take no action to amend or otherwise modify any Plan Document in a manner that would result in the extension of credit represented by the Notes ceasing to qualify as a "securities acquisition loan" within the meaning of section 133(b) of the Code. The Company covenants that it will make contributions to the ESOP as required by the Plan Documents. Nothing in this paragraph 5H is intended to give any Person, other than the holders from time to time of the Notes, any rights.

     5I. APPLICATION OF PROCEEDS. The ESOP shall use the entire proceeds of the
         -----------------------
issuance and sale of the Notes promptly to acquire, at not more than adequate consideration (within the meaning of Section 3(18) of ERISA), shares of Employer Capital Stock in accordance with the Stock Purchase Agreement. The ESOP and the Company will furnish to you, if required in connection with your purchase of the Notes hereunder, a statement in conformity with applicable margin requirements of the Federal Reserve under Regulation G or U.

     6. NEGATIVE COVENANTS. The provisions of this paragraph 6 shall remain in
        ------------------
effect only so long as any Note shall remain outstanding.

     6A. LIMITATIONS ON LIENS. The Company will not, and will not permit any
         --------------------
Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property of the Company or of any Restricted Subsidiary or upon any shares of stock or Debt of any Restricted Subsidiary without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Company Obligations shall be secured equally and ratably with (or, at the option of the Company, prior to) such Debt, so long as such Debt shall be so secured, unless after giving effect thereto the aggregate amount of all such Debt so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets. The foregoing restrictions shall not prevent, restrict or apply to Debt secured by:
(1) Liens on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that any such Lien was in existence prior to the time such corporation became a Restricted Subsidiary and was not effected in contemplation of such corporation's becoming a Restricted Subsidiary; (2) Liens on any property (including shares of stock or Debt) existing at the time of acquisition thereof or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time or within 180 days after, the acquisition of such property, shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof;
(3) Liens on any property to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property, or to secure Debt incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost; (4) Liens which secure Debt owing by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or any the Company to a Restricted Subsidiary; (5) Liens securing indebtedness of a corporation which becomes a successor of the Company in a transaction not otherwise prohibited by this Agreement, provided that any such Lien was in existence prior to the consummation of such transaction, was not effected in contemplation of such transaction and does not, upon or after such consummation, extend to any Principal Property held by the Company or a Restricted Subsidiary prior to such consummation except in compliance with the other provisions of this paragraph 6A; (6) Liens on property of the Company or a Restricted Subsidiary in favor of governmental authorities to secure partial, progress, advance or other payments or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens, or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose; and (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive, or of any Debt secured thereby, provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements on such property) and shall secure no larger amount of Debt than that existing at the time of such extension, renewal or replacement.

     6B. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. Neither the Company no
         ----------------------------------------------
any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, the completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company or such Restricted Subsidiary could incur a Lien on such property under the restrictions set forth in paragraph 6A in an amount equal to the Attributable Debt of the Company or its Restricted Subsidiaries with respect to the sale and leaseback transaction without equally and ratably securing the Company Obligations or (b) the Company, within 180 days, applies to the retirement of Funded Debt of the Company or its Restricted Subsidiaries the greater of (i) the next proceeds of the sale or transfer of the Principal Property so sold and leased back or (ii) the fair value of the Principal Property so sold (as of the date of such sale or transfer) and leased back. The foregoing restriction will not apply to any sale and leaseback transaction (x) between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (y) involving the taking back of a lease for a period of less than three years. For purposes of this paragraph 6B, the determination of the net proceeds of the sale or transfer of a Principal Property or the fair value of the Principal Property so sold or transferred shall be as determined in good faith by the Board of Directors.

     6C. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE. (a) The Company
         ----------------------------------------------------
shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

          (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the holders of the Notes, in form satisfactory to the Required Holders, the due and punctual performance of the Company Obligations and the payment and performance eof every other covenant (including, without limitation, those in respect of the Company Obligations) of this Agreement on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or Default or Purchase Event, and no event which, after notice or lapse of time or both, would become a Purchase Event, shall have happened and be continuing; and

          (3) The Company has delivered to the holders of the Notes an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger conveyance, transfer or lease and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with this paragraph 6C and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with paragraph 6C(a), the successor corporation formed by such consolidation or with or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement (including, without limitation, those provided for in paragraph 8) with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement.

     (c) If, upon any consolidation or merger of the Company or any Restricted Subsidiary with or into any other corporation or corporations (whether or not an Affiliate of the Company), or successive consolidations or mergers in which the Company or any Restricted Subsidiary or their successors shall be a party or parties, or upon any sale, conveyance or lease of the property of the Company or any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person (whether or not an Affiliate of the Company), any Principal Property of the Company or of any Restricted Subsidiary owned immediately prior thereto would thereupon become subject to any Lien, the Company or any such Restricted Subsidiary, prior to such consolidation, merger, sale, conveyance or lease, shall by agreement supplemental hereto secure the due and punctual payment of the Company Obligations (equally and ratably with any other indebtedness of the Company then entitled thereto) by a direct Lien on all such Principal Properties of the Company or any such Restricted Subsidiary, prior to all Liens other than any theretofore existing thereon, unless such Lien would be permitted by paragraph 6A, treating, for the purposes of paragraph 6A, the indebtedness of the other Person secured by such Lien as Debt.

     7.  INCOME TAXATION.
         ---------------

     7A. ADDITIONAL PAYMENTS. In the event that at any time (whether before or
         -------------------
after payment of the Notes) a Gross-Up Event shall occur with respect to any Indemnitee, the ESOP will pay to such Indemnitee as additional interest in immediately available funds at the time or times specified in paragraph 7C:

     (a) an amount equal to the excess of

          (i) the amount of interest which would have been payable on the unpaid principal amount of such Indemnitee's Note during the Additional Payment Period if such Note had borne interest at a rate per annum equal to the Gross-Up Rate (or if the percentage of Interest on such Indemnitee's Note included in its Federal Gross Income shall exceed the Inclusion Rate but shall be less than 100%, the interest rate determined in accordance with paragraph 7D (determined by applying the Adjustment Fraction as if the Inclusion Rate had increased to the percentage of interest on such Indemnitee" Note included in its Federal Gross Income), in lieu of the Gross-Up Rate), over

          (ii) the amount of interest actually paid or payable under the terms of such Indemnitee's Note during the Additional Payment Period (excluding any additional interest on overdue amounts paid or payable as provided in the Notes); and

     (b) the sum of

          (i) the amount of any interest and of any penalties, additions to tax and additional amounts payable under the Code (such penalties, additions to tax and additional amounts being referred to as "Additions to Tax") which are deductible for Federal income tax purposes and are payable (or have been paid) to the United States by the Indemnitee as a consequence of the failure to include more than the Inclusion Rate of the interest referred to in paragraph 7A(a)(ii) in the Federal Gross Income of such Indemnitee, and

          (ii) an amount which, after giving effect to all taxes attributable to the inclusion of such amount in the gross income of such Indemnitee under the laws of any Federal, state or local governmental taxing authority (such taxes to be calculated at the maximum statutory rate, applicable to such Indemnitee during the relevant taxable period, after taking into account deductions and credits attributable to the imposition of Federal, state and local taxes), shall be equal to the amount of any interest or Additions to Tax which are not deductible for Federal income tax purposes and which are payable (or have been previously paid) to the United States by the Indemnitee as a consequence of the failure to include more than the inclusion Rate of the interest referred to in paragraph 7A(a)(ii) in the Federal Gross Income of such Indemnitee;

provided, however, that as to any Gross-Up event, no payment shall be required
--------  -------
pursuant to paragraph 7A(b) on account of any interest and Additions to Tax with respect to periods after all amounts due under paragraph 7A have been paid with respect to such Gross-Up Event.

     7B. SUPPLEMENTAL PAYMENTS.
         ---------------------

     (a) In the event that any time (whether before or after payment of the Notes), in the reasonable opinion of an Indemnitee, which, at the request and expense of the Company, is confirmed by an opinion of counsel to such Indemnitee, a Change of Law shall occur with respect to such Indemnitee which, in the reasonable opinion of such Indemnitee, results in any Tax Disallowance, the ESOP shall pay to the Indemnitee within 30 days following the receipt of written notice from the Indemnitee, in immediately available funds amounts that shall be equal to the sum of (i) any tax, alternative minimum tax, levy or other cost, including, but not limited to, penalties, additions to taxes or interest related to any of the foregoing, related to the purchase, ownership, or disposition of any Note that arises directly or indirectly, in whole or in part, as a result of such Change of Law (all such taxes to be calculated assuming rate in effect for the tax year or years in which the Tax Disallowance occurs), plus (ii) an amount representing interest (at the Gross-up Rate) on any such tax, levy or other cost listed in (i) above for the period (x) commencing ten days after the Indemnitee shall have given notice to the Company of its intention to pay, but in no event earlier than the date the Indemnitee shall have paid, any such tax, levy or other cost listed in (i) above and (y) ending on the date payment hereunder is received by the Indemnitee, plus (iii) an amount which, after giving effect to all taxes attributable to the inclusion of such amount in the taxable income of the Indemnitee for Federal and state tax purposes, shall equal all taxes due on the payments set forth in (i), but only to the extent such payments set forth in (i) are not items for which the Indemnitee is allowed a tax deduction. Except as provided in 7(C)(b), the determination of all amounts hereunder by the Indemnitee shall be conclusive and binding on the Company absent manifest error.

     (b) Notwithstanding paragraph 7B(a), if the ESOP determines that any Change of Law has occurred with respect to an Indemnitee which would result in a liability of the ESOP to such Indemnitee pursuant to paragraph 7B(a), the ESOP may, a its option, upon not more than 60 nor less than 30 days notice, cause the terms of all Notes of all Series held by such Indemnitee to be adjusted in the following manner on the date specified in such notice (the "Adjustment Date"):
(i) the interest rate on the Notes will be increased to the Gross-Up Rate effective as of the Adjustment Date and (ii) the ESOP will have no liability for payments that otherwise would be due under paragraphs 7A, 7B and 7D, except for payments that may be due under paragraphs 7A, 7B and 7D with respect to periods prior to the Adjustment Date. The ESOP will pay accrued interest on the Notes through the date of adjustment on the Adjustment Date. At the request of such Indemnitee, the ESOP will exchange the adjusted Notes for new Notes solely reflecting the change to the interest rate.

     7C. PAYMENT DATES. (a) If the ESOP becomes obligated to make payments to
         -------------
any Indemnitee pursuant to paragraph 7A, the Indemnitee shall from time to time notify the ESOP and the Company of the amount that is payable in respect of such portion of the Additional Payment Period (i) as had elapsed prior to the occurrence of a Gross-Up Event, which amount shall be due and payable (A) in the case such notice is given prior to payment in full of the Notes, on the first date thereafter on which any interest on the Notes is due and payable (or, if later, 10 days after the date of such notice), or (B) in the case such notice is given after payment in full of the Notes, within 10 days after the date of such notice, and (ii) as had elapsed on and after the occurrence of a Gross-Up event, which amount will be payable on each date thereafter on which any interest on the Notes is due and payable (each notice under this clause (ii) shall be given at least 10 days prior to such interest payment date); provided, however, that if the Gross-Up Event occurs solely as a result of the occurrence of the event described in clause (b)(i) of the definition of Gross-Up Event, and if neither a Purchase Event nor Default has occurred and is continuing, the ESOP and the Company may elect not to make any payments due under paragraph 7A during the period of any contest under paragraph 7F, unless the Indemnitee makes a payment (including reducing any available refund, offset or credit otherwise available) of the increased Federal tax arising from the Gross-Up Event, in which event the amount payable under paragraph 7A shall be paid by the ESOP to the Indemnitee promptly upon its receipt of notice of such payment from the Indemnitee.

     (b) The computation of any amount payable under paragraph 7A, 7B, 7D or 7E shall be made in good faith by the Indemnitee and shall be explained in writing to the ESOP and the Company, but neither the ESOP nor the Company shall have any right to examine the Indemnitee's Federal income tax returns or any other returns, documents or records of the Indemnitee. At the Company's or the ESOP's request and at the Company's expense, the Indemnitee will cause the Indemnitee's independent auditors to review such computation and certify to the Company or the ESOP, as the case may be, that such computation is accurate in all material respects or shall certify as to the correct computation if such computation is not accurate in all material respects.

     (c) If the ESOP shall fail to pay any amount payable under paragraphs 7A on the due date pursuant to this paragraph 7C, the ESOP shall also pay, to the extent lawful, interest on such unpaid amount at the rate payable on overdue payments of principal on the Notes, as set forth therein.

     7D. INTEREST RATE ADJUSTMENT. In the event that, with respect to an
         ------------------------
Indemnitee at any time after the date hereof there is for any reason a change in the Federal Tax Rate or the Inclusion Rate which is enacted after the date hereof, then, in that event, the interest rate on the Notes of each series held by such Indemnitee shall be automatically adjusted (but not higher than the Gross-Up Rate nor lower than the Fully Tax Exempt Rate with respect to such Notes), effective as of the effective date of change for each such change, to the rate per annum determined by multiplying the original interest rate applicable to the Notes of such series by the Adjustment Fraction. Such Indemnitee shall determine the adjusted interest rate on its Notes in accordance with the foregoing, subject to the procedures described in paragraph 7C(b). The ESOP unconditionally promises to pay interest on such Notes from the effective date of such change at the rate as so adjusted from time to time. If for any reason (e.g., a retroactive effective date) the effective date of change for any such change is prior to one or more payment dates for which payments were due and payable on such Notes, and adjustments to payments are required under this paragraph 7D, (i) the ESOP shall promptly upon demand by such Indemnitee pay the amount by which interest computed at such rate or rates exceeds the amount of interest actually theretofore paid by the ESOP on the Notes or (ii) the amount by which the interest computed at such rate or rates is exceeded by the amount of interested theretofore paid by the ESOP on the Notes shall be applied as an offset against subsequent payments of interest and principal on the Notes.

     7E. REFUNDS. (a) If the ESOP or the Company shall make any payment to any
         -------
Indemnitee pursuant to paragraph 7A or 7B and such Indemnitee shall thereafter receive a refund, offset or credit of federal tax for any taxable year to which such payment related in respect of a claim that part of the interest on the Notes to which such payment related was excludable from its Federal Gross Income such Indemnitee shall pay to the ESOP or the Company, as the case may be, the sum of:

          (i) an amount equal to the amount previously paid to such Indemnitee pursuant to paragraph 7A(a) or 7B with respect to all interest on such Notes for such taxable year to which such claim for refund, offset, or credit related (the "Disputed Interest") multiplied by a fraction (not to exceed one) the numerator of which is the amount of the refund or credit received of tax paid with respect to the Disputed Interest and the denominator of which is the amount of all tax paid by such Indemnitee with respect to such Disputed Interest; and

          (ii) the amount of any refunded, offset or credited interest or Additions to Tax that had been paid with respect to such Disputed Interest and with respect to which such Indemnitee had been paid with respect to such Disputed Interest and with respect to which such Indemnitee had been paid pursuant to paragraph 7A(b) or 7B (except to the extent already paid under clause (I))).

     (b) Other Adjustments. (i) If the ESOP or the Company shall make any
         -----------------
payment to an Indemnitee pursuant to paragraph 7B and if, in the Federal income tax return of such Indemnitee or after any adjustment of such return, the amount of the Tax Allowance or other amount by reference to which the amount of the supplemental payments is determined differs form the amount used to compute the amount of such payment, the ESOP or the Company, as the case may be, shall pay to such Indemnitee promptly on written demand any additional amount computed pursuant to paragraph 7B, and the Indemnitee shall promptly refund to the ESOP or the Company, as the case may be, any excess amount paid pursuant to paragraph 7B, attributable to such difference.

     (ii) In the case of a Gross-Up Event occurring solely as a result of the
                           --------
failure to provide a Qualifying Opinion of Counsel, the Indemnitee shall be treated as receiving a refund if and when it files a federal income tax return excluding interest on the Indemnitee's Note, in an amount equal to the product of the amount paid pursuant to paragraph 7A with respect to such Gross-Up Event multiplied by a fraction (not to exceed 1), the numerator of which is the amount of interest on the Indemnitee's Note excluded on the return, and the denominator of which is the amount of the interest on the Indemnitee's Note that would be excludable assuming application of Section 133 of the Code.

     7F. CONTEST OF DISALLOWANCE OF SECTION 133 EXCLUSION.
         ------------------------------------------------

     (a) Notice. If an Indemnitee receives and IRS Notice asserting a claim
         ------
which, if successful, could result in a Gross-Up Event (an "Exclusion Claim"), the Indemnitee agrees to notify the ESOP and the Company in writing, as promptly as possible, of such Exclusion Claim and provide the ESOP and the Company with any relevant information relating to such Exclusion Claim that may be available to the Indemnitee. The Company will notify all other Indemnitees of such Exclusion Claim.

     (b) Contest. The Indemnitee further agrees to contest any Exclusion Claim
         -------
with diligence and in good faith, including appealing any adverse administrative or judicial determination and seeking a refund with respect to any Exclusion Claim if (in provided, however, that:
             --------  -------

          (i) within 30 days after notice by the Indemnitee to the ESOP and the Company of such Exclusion Claim, the ESOP or the Company shall request that such Exclusion Claim be contested;

          (ii) the amount payable to the Indemnitee under paragraph 7A with respect to such Exclusion Claim would exceed $50,000;

          (iii) prior to the Indemnitee's taking any such requested action (including appealing any adverse decision), the ESOP or the Company (at the expense of either the ESOP or the Company and upon the written request of the Indemnitee) shall provide the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOP and the Company and reasonably satisfactory to the Indemnitee to the effect that there exists a substantial authority (within the meaning of Section 6661 of the Code) for contesting such Exclusion Claim;

          (iv) the ESOP or the Company shall from time to time pay to the Indemnitee within 30 days after receipt by the ESOP and the Company of an itemized written demand therefor and explanation thereof an amount sufficient to reimburse the Indemnitee for all out-of-pocket expenses that the Indemnitee has incurred in connection with contesting or defending such Exclusion Claim or any appeal thereof, including, without limitation, expert witness, attorneys' and accountants' fees and disbursements; and

          (v) the Indemnitee may, at any time, settle, compromise or otherwise terminate any contest with the consent of the ESOP and the Company, which consent shall not be unreasonably withheld.

     (c) Control over Contest. Sole control over the conduct of any contest
         --------------------
under subparagraph (b) of this paragraph 7F shall be vested in the Indemnitee, but the Indemnitee shall consult with the ESOP, the Company and their counsel regarding all aspects of the contest, and shall consider and act on (or refrain from acting on) in good faith any recommendations of the ESOP, the Company, and their counsel as to conduct of the contest. The right of the Indemnitee to control the conduct of any contest shall not be construed to relieve the Indemnitee of its obligation to contest any Exclusion Claim in accordance with paragraph 7F(b).

     (d) Segregation and Settlement.
         --------------------------

     (i) The Indemnitee shall use its best efforts to segregate the Exclusion Claim triggering a payment under paragraph 7A from other tax issues it may be protesting or litigating with the IRS; provided, however, that the Indemnitee
                                       --------  -------
shall not be required to take any action that would in good faith and in its sole discretion, impair the Indemnitee's ability to settle with the IRS with respect to such other issues or materially affect the terms of any such settlement.

     (ii) If the Indemnitee has made such best efforts as required by clause (i) of this paragraph (d) but has not segregated such Exclusion Claim, then, notwithstanding anything to the contrary contained in subparagraph (a), (b) or
(c) of this paragraph 7F, the Indemnitee may in its sole discretion settle or compromise such Exclusion Claim, provided the Indemnitee gives the ESOP and the Company notice of its intention to settle or compromise such Exclusion Claim. If, after receiving the notice referred to in the preceding sentence and within 45 days of an agreement between the Company and the Indemnitee on the identity of counsel, the Company provides the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOP and the Company and reasonably satisfactory to the Indemnitee, that it is highly probable that the Indemnitee would prevail in litigation with respect to such Exclusion Claim, then, if the Indemnitee settles or compromises such Exclusion Claim, to the extent payment was made by the ESOP or the Company under paragraph 7A as a result of a Gross-Up Event arising solely from such Exclusion Claim, the Indemnitee shall be deemed to have received a refund in the amount of such payment, and shall immediately return such amount to the ESOP or the Company; to the extent payment was not made, such Gross-Up Event shall be deemed not to have occurred. Alternatively, if the Company provides the Indemnitee with an opinion, reasonably satisfactory to the Indemnitee, of nationally recognized counsel, independent of the ESOP and the Company and reasonably satisfactory to the Indemnitee, that it is more likely than not that the Indemnitee would prevail in litigation with respect to such Exclusion Claim, then, if the Indemnitee settles or compromises such Exclusion Claim, if the amount paid by the ESOP or the Company exceeds 50% of the amount payable pursuant to paragraph 7A as result of a Gross-Up Event arising solely from such Exclusion Claim, the Indemnitee shall pay such excess to the ESOP or the Company, as appropriate; and if 50% of the amount payable pursuant to paragraph 7A as a result of such Gross-Up Event exceeds the amount paid by the ESOP or the Company, the ESOP or the Company, as the case may be, shall pay the amount of such excess to the Indemnitee in complete accord and satisfaction of its obligations as to such issue under paragraph 7A.

     7G. REQUEST FOR QUALIFYING OPINION OF COUNSEL. If any Indemnitee
         -----------------------------------------
determines, in good faith after consultation with independent nationally recognized counsel, that there is a reasonable likelihood for any reason whatsoever that any Qualified Holder will be required to include more than that percentage of the interest on the Notes which is equal to the Inclusion Rate in its Federal Gross Income, such Indemnitee shall be entitled to request, at the Company's expense, a Qualifying Opinion of counsel with respect to interest on the Notes for a period commencing with the date of issuance of the Notes and continuing through the date of such request or for any lesser period specified in such Indemnitee's request. If such a request is made, such Indemnitee shall supply the counsel rendering such opinion with such information, reasonably available to such Indemnitee, as may be reasonably requested by such counsel in order for it to form a basis for rendering the opinion requested.

     8. COMPANY GUARANTEE AND PURCHAS OBLIGATION
        ----------------------------------------

     8A. GUARANTEE BY THE COMPANY. (a) Obligations Guaranteed. The Company, in
         ------------------------      ----------------------
consideration of the execution and delivery of this Agreement, hereby unconditionally and irrevocably guarantees to you (together with your successors and assigns, hereinafter referred to as the "Purchaser"), and to the holders from time to time of the Notes, the due and punctual payment of the principal of, premium, if any (including the Yield-Maintenance Premium), and interest on the Notes (including post-petition interest in the event of a bankruptcy or similar proceeding) when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment or otherwise, according to the terms thereof and of this Agreement, and the due and punctual payment of any other amounts owing to the Purchaser and to such holders under or in respect of the Notes and all other payment obligations of the ESOP hereunder (including, without limitation, amounts payable by the ESOP pursuant to paragraph 7), whether absolute or contingent, liquidated of unliquidated. In the absence of the due observance and performance by the ESOP of any of its other obligations, undertakings and conditions contained in this Agreement, the Company shall use its best efforts, to the extent practicable, to provide reasonably equivalent performance intended to achieve comparable results. If the ESOP shall not punctually pay any such principal, premium (including, without limitation, Yield-Maintenance Premium), interest or other amounts (regardless of whether the holders of the Notes have recourse against the ESOP), the Company shall make such payment forthwith thereafter. If the Purchaser or any of the holders of the Notes shall have the right to declare any or all of the Notes due and payable (or any such right shall be limited by operation of the last sentence of paragraph 9A or otherwise), and acceleration of the payment of such Notes is stayed, enjoined or otherwise prevented for any reason, including, without limitation, because of any bankruptcy proceeding or the provisions of Treasury Regulation section 54.4975-7 or 54.4975-11, the Company, upon demand therefor, shall pay to the Purchaser and each holder of Notes the sums which would have been due to the Purchaser and such holders under this Agreement if such acceleration had occurred, all as permitted by applicable law.

     (b) Obligations Unconditional. The Company agrees that its obligations
         -------------------------
hereunder are absolute and unconditional, irrespective of the validity, regularity or enforceability of or any change in or amendment to any Note or this Agreement, the institution or absence of any action to enforce the same, the waiver or consent by the Purchaser or the holder of any Note with respect to the provisions thereof, the obtaining of any judgement against the ESOP or any action to enforce the same, the inability to recover from the ESOP because of any statute of limitations, laches or otherwise or any other circumstance which might otherwise constitute a legal or equitable discharge of or a defense to a guarantor, and that the provisions of this paragraph 8 constitute a guarantee of payment and not of collectibility.

     (c) Waivers and Agreements. The Company hereby unconditionally: (i) waives
         ----------------------
notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any defaults in respect of the Notes or in the payment of any other amounts due in respect thereof, diligence, protest, presentment, filing of claims with a court in the event of the bankruptcy of the ESOP (subject to such filings as may be necessary to protect rights of subrogation, but only at the written instance and expense of the Company), any right to require a proceeding first against the ESOP or that the ESOP be joined in any proceeding against the Company, any marshalling of assets of the Company or the ESOP, any notice of default with respect to any of the Notes or this Agreement or any other act or omission or thing or delay to do any other act or thing which might in any manner or to any extent vary the risk of the Company or which might otherwise operate as a discharge of the

Company; (ii) agrees that this guarantee shall remain in full force and effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part or any of the Notes or this Agreement or any of the limitations of liability or payment conditions thereunder which may now or hereafter be caused or imposed in any manner whatsoever; (iii) agrees that this guarantee shall not be subject to any counterclaim (other than those which are compulsory in nature), set-off, deduction or defense based upon any claim the Company may have against the ESOP or any holder of the Notes hereunder or otherwise; and (iv) agrees that this guarantee shall be discharged only by complete performance of the undertakings in this paragraph 8. Nothing herein is intended to impair any rights of the Company to enforce any rights it may have against any Person by way of a separate proceeding or action.

     (d) Obligations Unimpaired. The Company authorizes the Purchaser and the
         ----------------------
holders of the Notes, without notice or demand to the Company and without affecting its liability hereunder, from time to time (I) to exercise or refrain from exercising any rights against the ESOP or others; and (ii) to apply any sums, by whomsoever paid or however realized, to the payment of the principal of, premium, if any (including the Yield-Maintenance Premium), and interest on the Notes and any other obligation hereunder. The Company waives any right to require the Purchaser and the holders of the Notes to proceed against the ESOP or any other Person or to pursue any other remedy available to the Purchaser or to such holders.

     (e) Subrogation. In the event the ESOP fails to observe or perform any of
         -----------
its obligations or undertakings under this Agreement (an "ESOP Default"), the Company will be subrogated and succeed to the rights of the Purchaser and the holders of the Notes which may be asserted against the ESOP by the Purchaser or such holders as a result of any such ESOP Default upon payment or performance of such obligations or undertakings; provided, however, that the Company will not
                                  --------  -------
exercise any rights which it may have acquired by way of subrogation under this Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, unless and until all of the obligations, undertakings or conditions then and thereafter to be performed or observed by the ESOP pursuant to the Notes and this Agreement shall have been performed, observed or paid in full by the ESOP or the Company, and the Company's rights of subrogation hereunder are expressly subordinate to the rights of the Purchaser and holders of the Notes arising out of the Agreements. In the event that the Company receives any payment on account of such subrogation rights, it shall promptly apply such payment to the extent of its obligations hereunder. In the event that the Company pays or causes to be paid all amounts due under any of the Notes, the Purchaser or holder will assign and transfer such Notes to the Company or its designee. In no event shall such subrogation grant to the Company any right or power with respect to the ESOP which it is forbidden to exercise pursuant to ERISA or the Code or the regulations thereunder, including but not limited to Treasury Regulations sections 54.4975-7 and 54.4975-11.

     (f) Rescission of Payment. This guarantee shall continue to be effective or
         ---------------------
be reinstated, as the case may be, if at any time payment, or a part thereof, of the principal of, premium (including, without limitation, the Yield-Maintenance Premium), if any, or interest on any of the Notes or of any other obligations guaranteed hereby is rescinded or must otherwise be restored or returned by the Purchaser or any holder of Notes upon the insolvency, bankruptcy or reorganization of the ESOP, or otherwise, all as though such payment has not been made.

     (g) Election to Perform Obligations. The Company may at any time elect to
         -------------------------------
pay or otherwise perform any obligation of the ESOP under this Agreement or in respect of the Notes, which shall operate as a discharge and release of the ESOP from such obligation to the Purchasers or any subsequent holders of the Notes (but not to the Company as subrogee or as a successor Noteholder), provided that no such election shall release the ESOP from any of its other obligations
                                                              -----------
hereunder and under the Notes.

     8B. PURCHASES OF NOTES BY THE COMPANY. (a) At any time after the occurrence
         ---------------------------------
of a Purchase Event and prior to the expiration of the later of (x) 90 days after receipt of an Event Notice relating thereto and (y) 15 days after receipt of an Other Holder Notice (as defined below), any holder of a Note may deliver a notice to the Company (x) stating that it is electing to exercise its right to require the purchase by the Company pursuant to this paragraph 8B of the Notes then held by it (a "Purchase Notice") and (y) specifying the date on which such purchase shall occur (which date shall not be less than 25 nor more than 35 days after the date on which such holder shall have delivered such Purchase Notice to the Company), and in any such event the Company, on such specified date, shall purchase or cause to be purchased the Note or Notes then held by such holder, without recourse, representation or warranty (other than as to the holder's full right, title and interest, free of any adverse claim, in such Note or Notes), and such holder shall sell such Note or Notes to or at the direction of the Company at a price, payable in immediately available funds by wire transfer to the account specified pursuant to paragraph 14A or to such other account as may be specified in such notice, equal to the then outstanding principal amount thereof, together with interest accrued on such principal amount to the date of purchase, plus a premium equal to the Yield-Maintenance Premium, if any, plus any amounts then due under Section 7 with respect to each Note purchased. Promptly, and in any event within five days following its receipt thereof, the Company will deliver to each holder of a Note a copy of any Purchase Notice received by its pursuant to subparagraph (a) of paragraph 8B of this Agreement or the Other Agreements (an "Other Holder Notice"). The Company shall comply with all applicable laws (including, without limitation, securities laws) in connection with its purchase of Notes hereunder and any related transactions.

     (b) If either or both of Moody's or Standard & Poor's is not providing public ratings of the Unsupported Company Debt, the Company may (subject to the approval of the Required Holder(s)), and, at the request of the Required Holder(s), shall substitute another rating agency or other rating agencies of national reputation for Moody's and/or Standard & Poor's for the purpose of determining, by reference to the public ratings of two such rating agencies (which shall include Moody's or Standard & Poor's if one of them is providing public ratings of the Unsupported Company Debt), whether the Company shall be obligated pursuant to subparagraph (a) of this paragraph 8B to purchase such holder's Note or Notes as a result of a Purchase Event. If no rating agency of national reputation satisfactory to the Required Holder(s) or only one of such rating agency is providing public ratings of the Unsupported Company Debt, any holder of a Note may request that the Company obtain from either or both, as appropriate, of Moody's and Standard & Poor's a private credit rating for the Unsupported Company Debt for the purpose of determining, by reference to the ratings of either or both as appropriate, of such rating agencies, whether the Company shall be obligated pursuant to subparagraph (a) of this paragraph 8B to purchase such holder's Note or Notes. Upon receipt of any such request, the Company shall promptly, and in any event within 10 days after receiving such request, either or both, as appropriate notify each other holder of a Note of such request and use its best efforts to obtain as promptly as practicable from either or both, as appropriate, of Moody's and Standard & Poor's (or, if either of them declines to provide a private credit rating, the other of them and one rating agency of national reputation, and if both of them so decline, two rating agencies of national reputation, in each case approved by the Required Holder(s)) a private credit rating for such purpose. If the Company does not have any Unsupported Company Debt, the determination of whether the Company shall be obligated pursuant to subparagraph (a) of this paragraph 8B to purchase any holder's Note or Notes shall be made as aforesaid, but by reference to a credit rating of the Notes instead of Unsupported Company Debt. If the Company is required pursuant to this subparagraph (b) of this paragraph 8B to seek a private credit rating and fails to obtain such private credit rating within 60 days of any holder's request therefor, such rating shall be deemed to be less than Baa3 or BBB- (or any comparable rating then in existence). In the event another rating agency of national reputation is substituted for Moody's or Standard & Poor's, such determination shall be made by reference to the rating of such substituted agency that it most nearly comparable to Baa3 of Moody's and BBB- of Standard & Poor's (or, in either case, the comparable ratings then in existence). Suspension of a rating by a rating agency shall be deemed to have the effect of such agency's providing no rating.

     (c) The Company covenants that it will deliver to each holder of a Note promptly, and in any event within 10 days following the occurrence thereof, (x) a notice of any change in the credit rating (whether public or private), or any cessation of the credit rating, of the Unsupported Company Debt by Moody's or Standard & Poor's, together, in the case of any such change, with a statement of the date of such occurrence and a reasonably detailed description of the facts and circumstances underlying such occurrence know to it, and (y) a notice of the occurrence of a Purchase Event, together with a statement of the date of occurrence of such Purchase Event and a reasonably detailed description of the facts and circumstances underlying such occurrence know to it, and which states that the Company is obligated, upon receipt of a Purchase Notice described in subparagraph (a) of this paragraph 8B, to purchase Notes pursuant to subparagraph (a) of this paragraph 8B (an "Event Notice").

     9. EVENTS OF DEFAULT.
        -----------------

     9A. DEFAULT; ACCELERATION. If any of the following events shall occur and
         ---------------------
be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) default in the payment of any principal (including any Required Installment Payment) of or Yield-Maintenance Premium on any Note when the same shall become due, whether at maturity or at the times specified in paragraph 4A, 4B or 4C or otherwise, either by the terms thereof or otherwise as herein provided; default in the discharge by the Company of its obligations to purchase Notes pursuant to paragraph 8B when required by the provisions of said paragraph; or default in the payment of any interest on any Note when the same shall become due and such default shall continue for more than 10 days; or

          (ii) the Company states or otherwise claims in writing that any of its obligations under paragraph 8 is not enforceable in accordance with its terms; or

          (iii) default in the performance, or breach, of any covenant of the Company or the ESOP in this Agreement (other than a covenant a default in whose performance or whose breach is elsewhere in this paragraph 9A specifically dealt with), and continuance of such default or breach for a period of 30 days after the chief executive officer, chief operating officer, principal financial officer, principal accounting officer, treasurer or any other executive officer of the Company has obtained actual knowledge of such default or breach; or

          (iv) any representation or warranty made by the Company or the ESOP herein or in any writing furnished pursuant to the requirements of this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company or a Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (vi) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (vii) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (viii) any petition or application referred to in clause (vii) above is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary, by any corporate act, consents thereto or acquiesces therein, or an order, judgement or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

          (ix) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing the dissolution of the Company or such Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (x) any order, judgment or decree is entered in any proceeding against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days (for the purpose of this clause (x), substantial shall mean 25% of Consolidated Net Tangible Assets); or

          (xi) any "reportable event" as such term is defined in section 4043 of ERISA occurs in connection with any ERISA Plan or trust created thereunder for which the thirty-day notice requirement has not been waived under applicable regulations, or an event occurs requiring the Company or any ERISA Affiliate to provide security to an ERISA Plan under section 401(a)(29) of the Code; any "prohibited transaction" occurs, as such term is defined in section 4975 of the Code or in section 406 of ERISA, in connection with any ERISA Plan or any trust created thereunder, for which there is no exemption; any notice of intent to terminate an ERISA Plan is filed under Title IV of ERISA by the Company or any ERISA Affiliate, any ERISA Plan administrator or any combination of the foregoing; any proceedings are instituted by the PBGC to terminate or to cause a trustee to be appointed to administer any ERISA Plan; any partial or complete withdrawal is made by the Company or an ERISA Affiliate from any Multiemployer Plan; any proceedings are instituted by a fiduciary of any ERISA

     Plan against the Company or any Code Affiliate to enforce section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; the Company or a Code Affiliate fails to make a required installment under section 412(m) of the Code or to pay any amount or amounts which it shall have become liable to pay to the PBGC or to an ERISA Plan under Title IV of ERISA on or before the due date; any application is filed by the Company or a Code Affiliate for a waiver of the minimum funding standard under section 412 of the Code or section 302 of ERISA; or any "reorganization" (as defined in section 418 of the Code or Title IV of ERISA) of any plan which is a Multiemployer Plan occurs; and each such instance individually, or any two or more such instances in the aggregate, would, in the reasonable judgment of the Required Holders, more likely than not result in liability of the Company or any Code Affiliate or ERISA Affiliate to the IRS, the PBGC, the United States Department of Labor or an ERISA Plan in an aggregate amount exceeding $20,000,000; or

          (xii) any order, judgment or decree is entered in any proceeding by a court of competent jurisdiction decreeing that the Plan, the ESOP or the ESOP Transaction has not been properly established or consummated, as the case may be (other than as specified in clause (ii) of the definition of Purchase Event), in any material respect, and such order, judgment or decree remains unstayed and in effect for more than 60 days and no appeal is filed by the Company or the ESOP therefrom within 60 days of the time such order, judgment or decree first becomes appealable; or

          (xiii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any capitalized lease obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extension of credit), other than the Notes, beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (other than the Other Agreements) under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause (without any action by or on behalf of the holder or holders of such obligation), or as a result thereof the holder or holders of such obligation (or a trustee on behalf of such holder or holders) shall have caused, such obligation to become due prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or resulting in acceleration shall occur and be continuing exceeds $20,000,000;

then (a) if such event is an Event of Default specified in clause (vi), (vii) or
(viii) of this paragraph 9A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and the ESOP, and (b) if such event is an Event of Default specified in clause (i) of this paragraph 9A the holder or holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding, and if such event is an Event of Default specified in clause (ii), (iii), (iv), (v),
(ix), (x), (xi), (xii) or (xiii) of this paragraph 9A the holder or holders of at least 50% of the aggregate principal amount of the Notes at the time outstanding, may at its or their option, by notice in writing to the Company and the ESOP, declare all of the Notes to be, and all of the Notes shall thereupon be and become (except that, if such event is an Event of Default specified in clause (i) of this paragraph 9A with respect to any Note, the holder of such Note may at its option by notice in writing to the Company and the ESOP declare such Note to be, and such Note shall thereupon be and become) immediately due and payable at the principal amount thereof together with interest accrued thereon and the Yield-Maintenance Premium, if any, with respect thereto without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the ESOP, provided that the Yield-Maintenance
                                           --------
Premium, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (v), inclusive, and clauses (xi), (xii) and (xiii) of this paragraph 9A, (y) the holder or holders making such declaration shall have given to the Company and the ESOP, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one of more of the Events of Default so identified shall be continuing at the time of such declaration. Nothing in this Agreement shall permit (i) a transfer of assets of the ESOP to any Person in excess of the amount permitted under Treasury Regulation ss. 54.4975-7(b) (5) or (6) or (ii) if a holder of any
Note is a disqualified person within the meaning of section 4975 of the Code or the Regulations thereunder, the transfer of assets of the ESOP to such holder except upon the failure of the ESOP to make payment of regularly scheduled payments of principal of and interest on such Notes, and then only to the extent of such failure.

     9B. OTHER REMEDIES. If any Event of Default or Default shall occur and be
         --------------
continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon you or any other holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statue or otherwise.

     9C. RESCISSION OF ACCELERATION. At any time after any declaration of
         --------------------------
acceleration of any of the Notes shall have been made pursuant to paragraph 9A by any holder or holders of the Notes and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least 50% of the aggregate principal account of the Notes at the time outstanding may, by written notice to the Company and the ESOP and to the other holders of the Notes, rescind and annul such declaration and its consequences, provided that (i) the principal of and interest on the Notes which
              --------
shall have become due otherwise than by such declaration of acceleration shall have been duly paid and (ii) all Events of Default, other than the nonpayment of principal of and interest on the Note which have become due solely by any such declaration of acceleration, shall have been cured or expressly waived by such holder or holders of not less than 50% of the aggregate principal amount of the Notes at the time outstanding; provided further, however, that (x) no waiver
                               -------- -------  -------
referred to in clause (ii) above in respect of any matter referred to in the proviso contained in the first sentence of paragraph 14C(a) shall be effective without the consent of each holder of Notes affected by such waiver and (y) no declaration pursuant to the parenthetical clause contained in clause (b) of the last paragraph of paragraph 9A may be rescinded or annulled except by the holder of Notes that made such declaration. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

     10. REPRESENTATIONS AND WARRANTIES. The Company and, in the case of
         ------------------------------
paragraphs 10G, 10I, 10N, and 100, the ESOP, as to the ESOP, and, in the case of paragraph 100, the Trustee, as to the Trustee, represent and warrant that:

     10A. ORGANIZATION; CORPORATE AUTHORITY. The Company and each of its
          ---------------------------------
Restricted Subsidiaries are corporations duly organized and validly existing in good standing under the laws of their respective states of incorporation and have all requisite power, and have all material governmental licenses, authorizations, consents and approvals, necessary to own their assets and carry on their business as now being conducted, except where the failure to have such power, licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. The Company and each of its Restricted Subsidiaries are qualified to do business in all jurisdictions in which the nature of the business conducted by them makes such qualification necessary and where failure to do so would have a material adverse effect on the business, property, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. The execution, delivery and performance of this Agreement and the Plan Documents, and compliance with the provisions hereof and the consummation of any other transactions contemplated hereby and by the Plan Documents, are within the corporate power of the Company, have been duly authorized by all necessary corporate action and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms.

     10B. FINANCIAL STATEMENTS; SEC REPORTS. The Company has furnished you with
          ---------------------------------
the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1988 and December 31, 1987 and the related audited consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1988, all reported on by Peat Marwick Main & Co. (the "Historical Financial Statements"). The Historical Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and (c) present fairly, in all material respects, the consolidate financial position of the Company and its Subsidiaries at the dates indicated and their results of operations and cash flows for the periods indicated. The Company has also furnished you with (i) copies of the Company's Annual Report on Form 10-K for its fiscal year ended

December 31, 1988 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1989 (collectively, the "SEC Reports") and (ii) the Confidential
                                                      --
Private Placement Memorandum, dated May 1989, submitted to you by Goldman, Sachs & Co. (the "Placement Memorandum"). The SEC Reports have been prepared in conformity with the rules and regulations of the Commission applicable thereto and, in accordance with such rules and regulations, accurately describe the business conducted by the Company and its Subsidiaries and the properties owned and operated in connection therewith. The Historical Financial Statements, the SEC Reports, the Placement Memorandum and all other documents and reports delivered by or on behalf of the Company to you in connection with the transactions contemplated by this Agreement are herein collectively called the "Disclosure Documents". The Disclosure Documents did not, as of their respective dates, and taken as a whole, and this Agreement does not as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future would reasonably be expected to (so far as the Company can now foresee) materially adversely affect the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the Disclosure Documents. Since December 31, 1988, there has not been any material adverse change, or any development which the Company has reasonable cause to believe will involve a material adverse change, in or affecting the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Disclosure Documents.

     10C. ACTIONS PENDING. There are no actions or proceedings filed or
          ---------------
investigations pending or (to the best knowledge of the Company) threatened against the Company or the ESOP which question the validity or legality of or seek damages in connection with this Agreement or any action taken or to be taken pursuant to this Agreement or any of the transactions contemplated hereby (including the ESOP Transaction), and no order or judgment has been issued or entered restraining or enjoining the Company or the ESOP from the consummation of the transactions contemplated by this Agreement (including the ESOP Transaction) or which affects the ESOP or the Company or any of the ESOP's or the Company's properties or rights, or any of the ESOP's or the Company's affiliates, associates, officers or directors in relation to such matters, nor is there any action or proceeding which involves a significant possibility of an adverse determination which would have any such effect. There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject other than (i) as set forth in the Disclosure Documents and ( ii ) legal or governmental proceedings which would not, in the reasonable judgment of the Company, in the aggregate have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; and no such proceedings are known by the Company to be threatened or contemplated by governmental authorities or threatened by others.

     10D. TAXES. The Company has and each of its Subsidiaries has filed all
          -----
Federal, state and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been recorded on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles.

     10E. TITLE TO PROPERTY. The Company and its Restricted Subsidiaries have
          -----------------
good and marketable title to all real property and good title to all personal property owned by them, free and clear of all liens, encumbrances and defects in each case except such as are described in the Disclosure Documents or such as do not materially affect the value of any material property and do materially interfere with the use made and proposed to be made of such property by the Company and its Restricted Subsidiaries; and any real property and buildings held under lease by the Company and its Restricted Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Restricted Subsidiaries.

     10F. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution nor
          ----------------------------------------
delivery of this Agreement or the Plan Documents, nor the offering, issuance and sale of the Notes or the consummation of the ESOP Transaction, nor fulfillment of or compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement, instrument, order, judgment or decree, to which the Company or any of its Subsidiaries or any of their respective properties is subject. The Company is not a party to any contract, agreement or arrangement with any of the Other Purchasers relating to the transactions contemplated by the Agreements, other than the Agreements.

     10G. OFFERING OF NOTES. Neither the Company, the ESOP nor Goldman, Sachs &
          -----------------
Co. (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar security) has, directly or indirectly offered any of the Notes, or any similar security for sale to, or solicited any offers to buy any of the Notes, or any similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than you, the Other Purchasers and no more than 21 other institutional investors; and neither the Company, the ESOP nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of any of the Notes to the provisions of
Section 5 of the Securities Act or violate the provisions of any securities or blue sky law of any applicable jurisdiction.

     10H. BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or
          --------------------------------
commission will be payable by the Company or the ESOP with respect to the issuance and sale of the Notes or the transactions contemplated hereby, except for fees paid or payable to Goldman, Sachs & Co., and the Company agrees that such fees shall be paid by it and that it will hold you harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred in connection with this transaction.

     10I. MARGIN REGULATIONS. Neither the Company nor the ESOP will, directly or
          ------------------
indirectly, use any of the proceeds of the issue and sale of the Notes or otherwise take or permit to be taken any action which would result in the issue and sale of the Notes, or the carrying out of any of the other transactions contemplated hereby or by the ESOP Transaction, being violative of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     10J. INVESTMENT COMPANY ACT. Neither the Company nor any of its
          ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     10K. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its
          ----------------------------------
Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an

"affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     10L. GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of,
          --------------------------
or the making of any declaration or filing with, any governmental authority is required as a condition to the valid execution or delivery of this Agreement or the Plan Documents or the consummation of the transactions contemplated hereby and thereby except (i) the filing of the Plan Documents with the IRS as contemplated by paragraph 5F, ( ii ) the filing of a Statement Effecting Class or Series with the Pennsylvania Department of State with respect to the Employer Capital Stock, ( iii ) with respect to the ESOP, the filing of a Registration Statement on Form S-8 under the Securities Act and notice filings under certain state securities laws, and ( iv ) with respect to the Company Common Stock issuable upon conversion of the Employer Capital Stock, the filing of a listing application with the New York Stock Exchange for the listing thereof.

     10M. ERISA. (a) Prohibited Transactions. Neither the Company or any ERISA
          -----      -----------------------
Affiliate has engaged in a transaction in connection with which the Company would be subject to a material liability for either a civil penalty assessed pursuant to section 502( i ) of ERISA or a tax imposed by section 4975 of the Code.

     (b) ERISA Plan Termination; Material Liabilities. There has been no
         --------------------------------------------
termination of an ERISA Plan or trust created under any ERISA Plan that would give rise to a material liability to the PBGC on the part of the Company or an ERISA Affiliate. No material liability to the PBGC has been or is expected by the Company to be incurred with respect to any ERISA Plan by the Company or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any ERISA Plan which is maintained or is to be maintained by the Company or an ERISA Affiliate. There exists no condition or set of circumstances which presents a material risk of termination or partial termination of any ERISA Plan by the PBGC or restoration of any ERISA Plan heretofore terminated. The Company and each Code Affiliate is current in the payment of all premiums to the PBGC.

     (c) Accumulated Funding Deficiency. Full payment has been made of all
         ------------------------------
amounts which are required under the terms of each ERISA Plan to have been paid as contributions to such ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any ERISA Plan or any employee pension benefit plan maintained by the Company or a Code Affiliate. The Company and each Code Affiliate is current with all required installments under section 412 (m) of the Code.

     (d) Relationship of Benefits to Pension Plan Assets. The current value of
         -----------------------------------------------
the benefit liabilities (as defined in section 4001(a) (16) of ERISA) of each ERISA Plan does not exceed the fair market value of the assets of such ERISA Plan. Neither the Company nor any Code Affiliate is required to provide security to an ERISA Plan or an employee pension benefit plan maintained by a Code Affiliate under section 401(a)(29) of the Code. No lien under section 412(n) of the Code or sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Company to be imposed on the assets of the Company or any ERISA Affiliate.

     (e) Withdrawal Liability Neither the Company nor any ERISA Affiliate
         --------------------
participates or, since September 26, 1980, has participated in any Multiemployer Plan.

     (f) Compliance with ERISA All employee pension benefit plans (as defined in
         ---------------------
section 3(2) of ERISA) maintained by the Company or an ERISA Affiliate which are intended to be "qualified" are "qualified" under section 401(A) of the Code. All employee benefit plans (as defined in section 3(3) of ERISA) maintained by the Company or an ERISA Affiliate have been administered substantially in compliance with ERISA and the applicable provisions of the Code. There are no pending issues before the IRS or any court of competent jurisdiction related to the qualification of the Plan except for the filing of the Plan with the IRS as contemplated by paragraph 5F. Neither the Company nor any Code Affiliate has any material liability under the Consolidate Omnibus Budget Reconciliation Act of 1985, as amended.

     (g) Execution of Agreement The execution and delivery of this Agreement and
         ----------------------
the consummation of the transactions contemplated by this Agreement will not involve any transaction which is subject to the prohibitions of section 406 of ERISA for which there is no exemption or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 11 as to the source of funds used to pay the purchase price of the Notes.

     10N. THE ESOP. (a) The ESOP is an "employee stock ownership plan" within
          --------
the meaning of section 4975(e)(7) of the Code and is qualified under section 401(a) of the Code. The

ESOP has been duly constituted in accordance with the Trust Agreement, is validly existing and is tax-exempt under section 501(a) of the Code. The ESOP has the requisite power and authority to own its properties and assets. The execution, delivery and performance of this Agreement and the consummation of the ESOP Transaction by the parties thereto will not involve any transaction which is subject to the prohibitions of section 406 of ERISA for which there is no exemption and will not otherwise constitute a violation of, or give rise to any liability under, any other provision of Title I of ERISA or section 4975 of the Code. The issuance and sale of the Notes hereunder to you by the ESOP qualifies as a "securities acquisition loan" within the meaning of section 133 of the Code as in effect on the date hereof and, as a result thereof, 50% of the interest on the Notes is currently excludible from the gross income of any holder of the Notes for Federal income tax purposes, assuming that such holder is a Qualified Holder.

     (b) The ESOP has not incurred any Debt and, as of the Closing, will not have incurred any Debt other than Debt represented by the Notes. The ESOP has been established by the Company for a valid corporate purpose. The Company and the ESOP have delivered to you true and correct copies of the Plan Documents and all other documents presently in effect and having the legal effect of governing the terms or administration of the ESOP. The ESOP Transaction as of the date hereof has been and after giving effect to the transactions contemplated hereby will be duly and validly consummated and all Plan Documents are and will be legal, valid, binding and enforceable obligations of the respective parties thereto.

     10O. REPRESENTATIONS AS TO THE TRUSTEE (a) The Trustee has all requisite
          ---------------------------------
power and authority to execute and deliver and to perform all of the obligations of the ESOP under this Agreement and the Notes and to carry out the ESOP Transaction; (b) the execution, delivery and performance by the Trustee of this Agreement and the Notes and the consummation by the ESOP of the ESOP Transaction will not violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee; (c) this Agreement constitutes, and the Notes when delivered hereunder will constitute, legal, valid and binding obligations of the ESOP enforceable against the ESOP in accordance with their terms; and (d) there are no actions, suits or proceedings pending or, to the best knowledge of the Company or the ESOP, threatened against or affecting the ESOP or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which ( i ) draw into question the validity of the Trust Agreement, this Agreement, the Notes or the ESOP Transaction or ( ii ) if determined adversely to the ESOP, would materially adversely affect the ability of the Trustee to perform its obligations under the Trust Agreement or of the ESOP to perform its obligations under this Agreement or the Notes or of any of them to consummate the ESOP Transaction.

     The following representations and warranties are made only by the Trustee in its individual capacity and not for any purpose of this Agreement or any certificate delivered pursuant to paragraph 3B, by the company or the ESOP: The Trustee, in its individual capacity, represents and warranties the ( i ) the Trustee is a national banking association with corporate trust powers duly organized, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise to conduct its business and to execute and deliver, and to perform all its obligations and to execute and deliver, and to perform all its obligations under the Trust Agreement; ( ii ) the Trustee is not in default under any provision of any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Trustee is a party or by which it or its properties are bound or affected, which default would materially affect the ability of the Trustee to perform its obligations under the Trust Agreement; and ( iii ) the execution, delivery and performance by the Trustee of the Plan Documents, this Agreement and the Notes and the consummation by the ESOP of the ESOP Transaction do not and will not violate any provision of the articles of association or by-laws of the Trustee.

     10P. POLLUTION AND OTHER REGULATIONS. The company and its Restricted
          -------------------------------
Subsidiaries are in compliance in all material respects with all laws and regulations, including, without limitation, those relating to pollution and environmental matters, equal employment opportunity and employee safety, in all jurisdictions in which they are presently doing business except where the failure to do so would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     11. REPRESENTATIONS OF PURCHASER You represent, and in making this sale to
         ----------------------------
you it is specifically understood and agreed, that you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution or public offering thereof within the meaning of the Securities Act, provided that
                                                                  --------
the disposition of your property shall at all times be and remain within your control.

     You also represent that the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitute either part of your general asset account (or your general assets if you are not an insurance company) or constitute assets allocated to ( I ) a separate account (as defined in section 3 of ERISA) which is a "guaranteed contract separate account" (as defined in Department of Labor ("DOL") Prohibited Transaction Exemption 81-82 issued September 18, 1981), in which case you further warrant that all requirements for an exemption under DOL Prohibited Transaction Exemption 81-82 are met with respect to the use of such funds to pay the purchase price of the Notes; ( ii ) a collective investment fund (as defined in section IV of DOL Prohibited Transaction Exemption 80-51 issued July 21, 1980) maintained by you, in which case you further warrant that all requirements for an exemption under DOL Prohibited Transaction Exemption 80-51 are met with respect to use of such funds to pay the purchase price of the Notes; or ( iii ) an investment fund (as defined in Part V of DOL Prohibited Transaction Exemption 84-14, issued March 13, 1984), in which case you further warrant that all requirements for an exemption under DOL Prohibited Transaction Exemption 84-14 are met with respect to the use of such funds to pay the purchase price of the Notes.

     12. DEFINITIONS. As used herein, the following terms shall have the
         -----------
following meaning (terms defined in the singular to have the same meanings when used in the plural and vice versa):
                       ---- -----

     12A. YIELD-MAINTENANCE TERMS.
          -----------------------

     "Called Principal" shall mean, with respect to any Note the principal of
      ----------------
such Note that is to be prepaid pursuant to paragraph 4C (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates), purchased by the Company pursuant to paragraph 8B or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

     "Discounted Value" shall mean, with respect to the Called Principal of any
      ----------------
Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Federal Reserve Board Statistical Release" shall mean the weekly
      -----------------------------------------
Statistical Release H.15(519) of the Federal Reserve Board of Governors or any successor or substitute publication.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of
      ------------------
any Note, the sum of (x) the yield to maturity implied by ( i ) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, ( ii ) the Treasury Constant Maturity Series yields reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in the Federal Reserve Statistical Release for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date (such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields) and (y) 0.50%.

     "Remaining Average Life" shall mean, with respect to the Called Principal
      ----------------------
of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing ( i ) such Called Principal into ( ii ) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. Calculations pursuant to this definition shall be made on the basis of the application of all partial prepayments in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     "Remaining Scheduled Payments" shall mean, with respect to the Called
      ----------------------------
Principal of any Note, all payments of such Called Principal and interest thereon (computed for this purpose as if the rate of interest on the Notes were 10.61% per annum in the case of the Series A Notes and 11.32% per annum in the case of the Series B Notes) that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date. Calculations pursuant to this definition shall be made on the basis of the application of all partial prepayments in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     "Settlement Date" shall mean, with respect to the Called Principal of any
      ---------------
Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or purchase pursuant to paragraph 8B or is declared to be immediately due and payable pursuant to paragraph 9A, as the context requires.

     "Yield-Maintenance Premium" shall mean, with respect to any Note, a premium
      -------------------------
equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of ( i ) such Called Principal ( ii ) interest accrued thereon as of (including interest due on ) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

     12B. OTHER TERMS.
          -----------

     "Additional Payment Period" shall mean, as to any Indemnitee, the period
      -------------------------
from and at all times after the earliest date as of which more than the then current Inclusion Rate of the interest on such Indemnitee's Note (or interest therein) is included in such Indemnitee's Federal Gross Income as a result of one or more Gross-Up Events ;until the earlier of (a) the latest date as of which more than the then current Inclusion Rate of the interest on such Indemnitee's Note (or interest therein) is included in such Indemnitee's Federal Gross Income and (b) payment in full of such Indemnitee's Note, together with accrued interest and Yield-Maintenance Premium, if any, thereon.

     "Additions to Tax" shall have the meaning specified in paragraph 7A.
      ----------------

     "Adjustment Fraction" shall mean the following fraction resulting from the
      -------------------
following formula:

                  (1 - (Xo x Fo) ) x )1 - Fn
                  ---------------------------
                  (1 - (Xn x Fn) ) x (1 - Fo)

where

Xo - 50% (the Inclusion Rate on the date hereof)

Fo - 34% (the Federal Tax Rate on the date hereof)

Xn - the Inclusion Rate in effect on the date of application of the Adjustment Fraction, giving effect to any change therein.

Fn = the Federal Tax Rate in effect on the date of application of the Adjustment Fraction, giving effect to any change therein.

The Adjustment Fraction will be rounded to three decimal places with rounding up if the fourth decimal place is .0005 or higher, and rounded down otherwise.

     "Affiliate" shall mean, with respect to any Person, and Person directly or
      ---------
indirectly controlling, controlled by, or under direct or indirect common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

     "Agreements" shall have the meaning specified in paragraph 2.
      ----------

     "Attributable Debt" in respect of any sale and leaseback transaction shall
      -----------------
mean, as of any time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by the Company), of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" shall have the meaning specified in paragraph 9A and shall
      --------------
include but not be limited to Title II of the United States Code.

     "Board of Directors" shall mean either the board of directors of the
      ------------------
     Company or any duly authorized committee of that board.

     "Business Day" shall mean any day which is not a Saturday or a Sunday or a
      ------------
bank holiday in New York, New York or Pittsburgh, Pennsylvania.

     "Change of Law" shall mean any amendment to the Code or amendment to other
      -------------
statute enacted by the Congress of the United State of America, or any temporary, proposed or final regulation or rule promulgated by any agency or department of the United State government, or any official or judicial interpretation of any of the foregoing after the date of this Agreement, and for purposes hereof shall include, but not be limited to, any law or temporary, proposed or final regulation enacted after the date prior thereto, except that a Change of Law shall not include any change in the Federal tax Rate or the Inclusion Rate. The currently scheduled replacement of Section 56(f) of the Code with 56(g) is not a Change of Law.

     "Closing" shall have the meaning specified in paragraph 2.
      -------

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Code Affiliate" shall mean each trade or business (whether or not
      --------------
incorporated) which together with the Company is treated as a "single employer" under subsection (b), (c), (m), (n), or (o) of section 414 of the Code.

     "Commission" shall mean the United States Securities and Exchange
      ----------
Commission and any successor Federal agency having similar powers.

     "Company" shall have the meaning specified in the introduction to this
      -------
Agreement and shall include any successor thereto.

     "Company Obligations" shall mean the obligations of the Company under
      -------------------
paragraph 8.

     "Consolidated Net Tangible Assets" shall mean the aggregate amount of
      --------------------------------
assets (less applicable reserves and another properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (b) all current liabilities; all as reflected in the Company's audited consolidated balance sheet most recently provided to holders of the Notes pursuant to paragraph 5A.

     "Debt" shall mean indebtedness for borrowed money.
      ----

     "Disclosure Documents" shall have the meaning specified in paragraph 10B.
      --------------------

     "DOL" shall have meaning specified in paragraph 11.
      ---

     "Employer Capital Stock" shall mean the Company's Series A ESOP Convertible
      ----------------------
Preferred Stock.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each trade or business (whether or not
      ---------------
incorporated) which together with the Company would be deemed to be a "single employer" within the meaning of section 414(b) or (c) of the Code.

     "ERISA Plan" shall mean any employee pension benefit plan within the
      ----------
meaning of section 3(2) of ERISA maintained or contributed to by the Company or an ERISA Affiliate.

     "ESOP" shall have the meaning specified in the introduction to this
      ----
Agreement and shall include any successor thereto.

     "ESOP Default" shall have the meaning specified in subparagraph (e) of
      ------------
paragraph 8A.

     "ESOP Transaction" shall mean the execution and delivery of the Notes by
      ----------------
the ESOP and the purchase by the ESOP of shares of Employer Capital Stock from the Company pursuant to the Stock Purchase Agreement for an aggregate purchase price of $270,000,000.

     "Event of Default" shall mean any of the events specified in paragraph 9A,
      ----------------
provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or both, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Event Notice" shall have the meaning specified in paragraph 8B(c).
      ------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934.
      ------------

     "Federal Gross Income" shall mean gross income within the meaning of the
      --------------------
Code.

     "Federal Tax Rate" shall mean, ( i ) in the case of a life insurance
      ----------------
company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under section 801 of the Code, or any successor thereto, ( ii ) in the case of any other insurance company, the maximum incremental percentage rate from time to time applicable to the taxable income of such company as determined under section 831 of the Code, or any successor provision, and ( iii ) in the case of any other Person the maximum incremental percentage rate from time to time applicable to the taxable income of any ordinary business corporation imposed under section 11 of the Code, or any successor thereto.

     "Fully Tax-Exempt Rate" shall mean, with respect to each series of Notes,
      ---------------------
the annual rate of interest set forth below:

                   Series                            Fully Tax-Exempt Rate
                   ------                            ---------------------
                     A                                        7.00%
                     B                                        7.47%

     "Funded Debt" shall mean Debt maturing, or by its terms extendable or
      -----------
renewable to a date that is, at least twelve months after the date of determination thereof.

     "Gross-Up Event" shall mean, with respect to any Indemnitee, (a) the
      --------------
failure by such Indemnitee to receive a Qualifying Opinion of Counsel, requested pursuant to paragraph 7G, within 45 days after the receipt by the Company of such request therefor and agreement by the Indemnitee and the Company as to the identity of such counsel, or (b) an increase in such Indemnitee's Federal income tax liability, a reduction of such Indemnitee's net operating loss, an offset liability against any Federal tax refund or other amount otherwise due such Indemnitee with respect to such Indemnitee's Federal tax liability, or a utilization of an amount otherwise available to such Indemnitee as a credit against Federal tax, caused by and computed solely with reference to an inclusion in such Indemnitee's Federal Gross Income (other than by reason of a

Change of Law) of a percentage of the interest received or accrued by such Indemnitee with respect to such Indemnitee's Note exceeding the then current Inclusion Rate following or as a consequence of any one or more of the events set forth below:

     ( i ) the issuance of an IRS Notice to such Indemnitee;

     ( ii ) the occurrence of a final decision, judgment, decree or other order by the Tax Court or by any other court of competent jurisdiction with respect to such Indemnitee or any other Indemnitee and the expiration of the period for appealing such decision without an appeal being docketed;

     ( iii ) the execution of a closing agreement by such Indemnitee under section 7121 of the Code; or

     ( iv ) the occurrence of one of the events described in clause ( ii ) of the definition of Purchase Event.

     "Gross-Up Rate" shall mean with respect to each series of Notes, the annual
      -------------
rate of interest set forth below:

                 Series                     Gross-Up Rate
                 ------                     -------------
                   A                        10.61%
                   B                        11.32%

     "Historical Financial Statements" shall have the meaning specified in
      -------------------------------
paragraph 10B.

     "Inclusion Rate" shall mean at any time, the percentage of interest income
      --------------
received or accrued by, an Indemnitee on securities acquisition loans which may not be excluded from such entity's Federal Gross Income. The Inclusion Rate shall be deemed to have been changed to 100% with respect to an Indemnitee if legislation repealing Section 133 of the Code is enacted and is effective with respect to the Notes.

     "Indemnitee" shall mean you and your direct and indirect successors and
      ----------
assigns in any of the Notes (or any interest therein), including any assignee, participant or other transferee of all or any portion of any Indemnitee's interest in the Notes (whether or not the Indemnitee has an interest in any Note at the time amounts are payable to such Indemnitee hereunder) and any affiliated group (within the meaning of section 1504 of the Code) of which any Indemnitee is a member; provided that, for purposes of paragraphs 7A, 7B, and 7D. the term
             --------
"Indemnitee" shall not include any assignee, participant or other transferee that is not a Qualified Holder with respect to the Notes at the time the assignee, participant or other transferee acquires an interest in the Notes (unless the assignor or transferor was in Indemnitee but was not a Qualified Holder at the time of the assignment or transfer), and shall not include any Person that no longer qualifies as a Qualified Holder (other than by reason of a Change of Law or a repeal of section 133 of the Code) but only with respect to the period such Person owned or held an interest in the Note while so disqualified.

     "Indemnitee's Notes" shall mean, with respect to any Indemnitee, the Note
      ------------------
(or participation or other interest in the Note) held by such Indemnitee at any time.

     "IRS" shall mean the United States Internal Revenue Service and any
      ---
successor Federal agency having similar powers.

     "IRS Notice" shall mean, with respect to any Indemnitee, a revenue agent's
      ----------
report or notice of proposed adjustment or a notice of deficiency issued by the IRS to such Indemnitee with respect to the inclusion in Federal Gross Income a percentage of the interest on such Indemnitee's Note exceeding the Inclusion Rate.

     "Lien" shall mean any mortgage, pledge, security interest, lien,
      ----
conditional sale or other title retention agreement or other encumbrance.

     "Moody's" shall mean Moody's Investors Service, Inc. and any successor
      -------
thereto which is a nationally recognized rating agency.

     "Multiemployer Plan" shall mean "multiemployer plan" (as such term is
      ------------------
defined in section 3(37) of ERISA and section 414(f) of the Code) to which contributions are or have been made by the Company or any of its Subsidiaries.

     "Notes" shall have the meaning specified in paragraph 1.

     "Officer's Certificate" shall mean a certificate signed in the name of the
      ---------------------
Company by its Chief Executive Officer Chief Operating Officer, Chief Financial and Administrative Officer, Vice President and Controller or Vice President and Treasurer or any other officer of the Company performing functions similar to the functions of such officers as of the date of this Agreement.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be
      ------------------
     counsel for the Company, and who shall be acceptable to the Required Holder(s).

     "Other Agreements" shall have the meaning specified in paragraph 2.
      ----------------

     "Other Holder Notice" shall have the meaning specified in paragraph 8B(a).
      -------------------

     "Other Purchasers" shall have meaning specified in paragraph 2.
      ----------------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Person" shall mean and include an individual, an association, a
      ------
partnership, a joint venture, a corporation, a joint-stock company, a trust, an unincorporated organization and a government or any department or agency or political subdivision thereof.

     "Placement Memorandum" shall have the meaning specified in paragraph 10B.
      --------------------

     "Plan Documents" shall mean the Plan, the Trust Agreement and the Stock
      --------------
Purchase Agreement.

     "Principal Property" shall mean any single manufacturing plant, research
      ------------------
laboratory or other similar facility (including property, plant and equipment) located within the United States of America (other than it territories and possessions) and owned by, or leased to, the Company or any Subsidiary, the book value of the property, plant and equipment of which (as shown, net of depreciation, on the books of the owner or owners) is not less than 2% of Consolidated Net Tangible Assets at the end of the most recent fiscal year of the Company for which audited consolidated financial statements have been provided to the holders of the Notes pursuant to paragraph 5A, except (a) any such plant or facility ( i ) owner or leased jointly or in common with one or more Persons other than the Company and its Subsidiaries, in which the interest of the Company and its Restricted Subsidiaries does not exceed 50%, or ( ii ) which the Board of Directors determines by board resolution in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its subsidiaries as an entirety, or (b) any portion of any such plant or facility which the Board of Directors determines by board resolution in food faith not to be of material importance to the use or operation thereof.

     "Purchase Event" shall mean the occurrence for any reason whatsoever (and
      --------------
whether such occurrence shall be voluntary or come about or be effected by operation of law or otherwise) of any of the following events:

     (i) Unsupported Company Debt shall be rated less than "Baa3" by Moody's and less than "BBB-" by Standard & Poor's (or in either case, the comparable ratings then in existence) (as modified pursuant to paragraph 8B (b)); or

     (ii) the ESOP shall have been terminated, the ESOP shall fail to hold "qualifying employer securities" or otherwise fail to satisfy any applicable condition necessary to provide that the indebtedness evidenced by the Notes constitutes a "securities acquisition loan" within the meaning of section 133 of the Code as in effect on the date hereof or the Company shall fail to obtain from the IRS by the Qualification Date a favorable written determination to the effect that the ESOP is an "employee stock ownership plan" within the meaning of section 4975 (e) (7) of the Code and is qualified under section 401 (a) of the Code and that the ESOP meets the requirements for tax exemption under section 501 (a) of the Code.

     "Purchaser" shall have the meaning specified in subparagraph (a) of
      ---------
paragraph 8A.

     "Qualification Date" shall mean the earliest of the following dates: (I)
      ------------------
the date on which the Company and the ESOP shall receive, after the exhaustion of all legal remedies, a final determination that the ESOP fails to qualify under Section 401(a) of the Code or is not an "employee stock ownership plan" within the meaning of section 4975 (e) (7) of the Code or that the ESOP fails to met the requirements for tax exemption under section 501 (a) of the Code; and
(ii) December 31, 1990, provided that such date shall be extended by the length of any period of time during which the Internal Revenue Service has suspended determinations under section 401 (a), 501 (a) or 4975 (e) (7) of the Code for a category of plans which includes ESOP.

     "Qualified Holder" shall mean any entity described in section 133 (a) of
      ----------------
the Code which is not a member of the same controlled group of corporations, as such term is defined in section 133 (b) (4) of the Code, as the Company.

     "Qualifying Opinion of Counsel" shall mean a written opinion of recognized
      -----------------------------
tax counsel, selected by the Company and satisfactory to the Indemnitee requesting such opinion, to the effect that interest on the Indemnitee's Note in an amount equal to the excess over the then current Inclusion Rate is excludible from such Indemnitee's Federal Gross Income during the applicable period under paragraph 7G.

     "Required Holder (s)" shall mean the holder or holders of at least 66 2/3%
      -------------------
of the aggregate principal amount of the Notes from time to time outstanding.

     "Required Installment Payment" shall have the meaning specified in
      ----------------------------
paragraph 4A.

     "Restricted Subsidiary" shall mean any Subsidiary substantially all the
      ---------------------
property of which is located, or substantially all of the business of which is carried on, within the United States of America (excluding its territories and possessions) which shall at the time, directly or indirectly through one or more Subsidiaries or in a combination with on or more other Subsidiaries, own or be a lessee of a Principal Property.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Standard & Poor's" shall mean Standard & Poor's Corporation and any
      -----------------
successor thereto that is a nationally recognized rating agency.

     "Stock Purchase Agreement" shall mean the Stock Purchase Agreement between
      ------------------------
the Company and the ESOP, in the form delivered as contemplated by paragraph 3D.

     "Subsidiary" shall mean a corporation more than 50% of the outstanding
      ----------
voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock"
                                                                  ------------
means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Supplemental Payment Period" as to any Indemnitee shall mean, with respect
      ---------------------------
to any Change of Law, the period from the earliest date as of which such Change of Law is effective with respect to such Indemnitee until the earlier of (I) the payment in full of such Indemnitee's Note, together with all accrued interest and premium, if any, thereon and (ii) the last date as of which such Change of Law remains effective.

     "Tax Allowance" shall mean any deduction, credit, exclusion or other
      -------------
     allowance allowable in computing liability for any Federal Tax.

     "Tax Disallowance" shall mean (I) the reduction directly or indirectly of
      ----------------
any deduction (including, but not limited to, any net operating loss deduction or the extension of the provisions of Sections 265 (a) (2) or (b) of the Code), exclusion (including, but not limited to, the exclusion provided in Section 812
(g) of the Code), credit or other allowance that would but for the Change of Law, have been allowable in computing the Purchaser's liability for any Federal tax, whether currently in existence or not, including, but not limited to, the tax imposed under Section 11 of the Code, or any successor thereto, (ii) the imposition of any Federal tax or levy of any nature (including, but not limited to, preference, excise or alternative minimum taxes), (iii) the increase in any rate of Federal tax, rate of inclusion of any item of adjustment to the alternative minimum taxable income of an Indemnitee, or levy upon an Indemnitee (including, but not limited to, preference, excise or alternative minimum taxes) on some or all of the payments on the Notes, or (iv) any reduction in the net after-tax yield on any Note to an Indemnitee (using the then current Federal Tax Rate and Inclusion Rate) below the after-tax yield on a fully taxable Note bearing interest at the Gross-Up Rate.

     "Transferee" shall mean any direct or indirect transferee of all or any
      ----------
part of any Note purchased by you under the Agreement.

     "Trust Agreement" shall mean the Trust Agreement, effective as of June 13,
      ---------------
1989, by and between the Company and the Trustee, as from time to time in effect, pursuant to which the ESOP was created.

     "Trustee" shall mean Mellon Bank, N.A., as trustee of the ESOP together
      -------
with its successors as such trustee.

     "Unsupported Company Debt" shall mean the long-term senior unsecured
      ------------------------
indebtedness of the Company, the creditworthiness of which is not supported through defeasance, guarantees, credit enhancement or otherwise.

     13. JUDICIAL PROCEEDINGS.
         --------------------

     13A. CONSENT TO JURISDICTION. EACH OF THE COMPANY AND THE ESOP IRREVOCABLY
-------------------------------------------------------------------------------
SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT
--------------------------------------------------------------------------------
SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OVER ANY SUIT,
---------------------------------------------------------------------

ACTION OR PROCEEDING BETWEEN OR AMONG ANY OF THE PARTIES TO THE AGREEMENTS OR ANY PERSON WHO IS OR WAS A NOTEHOLDER AND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE COMPANY AND THE ESOP IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE SUBJECT-MATTER JURISDICTION OF ANY SUCH COURT IN ANY SUCH CASE, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VUNUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEESING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13B. ENFORCEMENT OF JUDGMENTS. Each of the Company and the ESOP agrees, to
          ------------------------
the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph 13A brought in any such court shall be conclusive and binding upon the Company or the ESOP, as the case may be, and may be enforced in the courts of the United States of America or the Sate of New York (or any other courts to the jurisdiction of which the Company or the ESOP, as the case may be, is or may be subject) by a suit upon such judgment.

     13C. SERVICE OF PROCESS. Each of the Company and the ESOP consents to
          ------------------
process being served in any suit, action or proceeding of the nature referred to in paragraph 13A by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company or the ESOP, as the case may be, specified in or designated pursuant to paragraph 14I. The Company and the ESOP agree that such service (I) shall be deemed in every respect effective service of process upon the Company or the ESOP, as the case may be, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company or the ESOP, as the case may be.

     13D. NO LIMITATION ON SERVICE OR SUIT. Nothing in this paragraph 13 shall affect the right of you or any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any Notes may have to bring proceedings against the Company or the ESOP in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     14. MISCELLANEOUS.
         -------------

     14A. NOTE PAYMENTS. So long as you shall hold any Note, payments of
          -------------
principal of, premium and interest on the

Notes which comply with the terms of this Agreement shall be made, without presentment or notation, by wire transfer of immediately available funds for credit to your account or accounts, as specified in the Purchaser Schedule attached hereto, or to such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before transferring of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Each of the Company and the ESOP agrees to afford the benefits of this paragraph 14A to any Transferee which shall have made the same agreements as you have made in this paragraph 14A.

     14B. EXPENSES. The Company agrees, whether or not the transactions hereby
          --------
contemplated shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this Agreement, the Notes, the Plan Documents and the transactions hereby and thereby contemplated, including, without limitation, (I) all such expenses incurred with respect to the enforcement of any provision of any such agreement or instrument or with respect to complying with any subpoena or other legal process or informal investigative order upon you or any Transferee or any of your or any Transferee's employees or agents in connection with this Agreement or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, or with respect to any proposed modifications, consents, amendments or waivers (whether or not the same become effective) under or in respect of any such agreement or instrument, and all expenses incurred in connection with the preparation of such agreements and instruments, (ii) all stamp, documentary or other similar issuance or transaction taxes (together in each case with interest and penalties, if any, and any income tax payable by you or any Transferee in respect of any reimbursement therefor) which may be payable in respect of the execution and delivery of such agreements or instruments, or the issuance, delivery or purchase by you of any Note, including, without limitation, any excise taxes imposed under the Code by reason of the failure of the ESOP Transaction to satisfy the requirements of section 4975 of the Code for exemption from the provisions thereof, and (iii) all document production and duplication charges and the reasonable fees and expenses of your special counsel and all local counsel retained in connection with such agreements and instruments, and the transactions hereby and thereby contemplated, including the enforcement of any provision hereof or thereof, and any such proposed modifications, consents, amendments or waivers (whether or not the same become affective), including without limitation costs and expenses incurred in any bankruptcy case, and your costs incurred in obtaining a PPN number from a rating agency in connection with your purchase of Notes hereunder. The Company further agrees to indemnify and save harmless you and any Transferee and each of your and any Transferee's officers, directors, employees and agents (each herein called an "indemnified person") from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses (including, without limitation, attorneys' fees and disbursements provided, in any related series of actions involving different Persons but with common interests and with no conflicting interest, only one counsel's fees and disbursements shall be so reimbursed) in connection therewith payable to any third party (herein called the "indemnified liabilities") incurred by any indemnified person as a result of, or arising out of, or relating to any of the transactions contemplated hereby, except for any indemnified liabilities arising on account of the gross negligence or willful misconduct of such indemnified person provided that, if and to the extent the Company's agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which shall be permissible under applicable law.

     14C. CONSENT TO AMENDMENTS. (a) this Agreement may be amended with the
          ---------------------
consent of both the Company and the ESOP, and with such consent the Company or the ESOP, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, but in any of the foregoing cases only if there shall have been obtained the written consent to
                ----
such amendment, action or omission to act of the Required Holders, provided,
                                                                   --------
however, that, without the written consent of the holder or holders of all Notes
-------
at the time outstanding, no amendment to this Agreement shall change the maturity of any Note or the right of any holder of a Note to accelerate such Note pursuant to paragraph 9A, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or change any of the provisions of paragraph 7 or 8, or affect the time, amount or allocation of any Required Installment Payments, or change any of the provisions of paragraph 4, or change any of the definitions contained in paragraph 12 that are used in paragraph 4, 7, or 8, or reduce the proportion of the principal amount of the Notes required with respect to any consent, waiver or rescission. Each holder of a Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 14C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the ESOP or the Company and any holder of a Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of such holder of a Note. As used herein and in the Notes, the term "this Agreement" or references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     (b) Neither the ESOP nor the Company will solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then held by it) shall be informed thereof by the ESOP of the Company, as the case may be, and shall be afforded an opportunity of considering the same and shall be supplied by the ESOP or the Company, as the case may be, with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the ESOP or the Company, as the case may be, to each holder of Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. Neither the ESOP nor the Company will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such holders of Notes.

     14D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The
          --------------------------------------------------------------
Notes are issuable as registered Notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any principal amount not evenly divisible by $500,000. The ESOP shall keep or cause to be kept at its principal office or at the offices of its designated agent (the "ESOP Agent"), which shall initially be the Trustee or such other ESOP Agent as the ESOP shall from time to time designate and so notify the holders of the Notes, a register in which it shall provide for the registration of Notes and of transfers of Notes. Any registered holder of a Note shall be entitled, upon its written request, to receive from the ESOP Agent a list of the registered holders of the Notes and the respective principal amounts of Notes held by such holders. Upon surrender for registration of transfer of any Note at the principal office of the ESOP Agent it shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, which Notes shall be registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the ESOP Agent. Whenever any Notes are so surrendered for exchange, the ESOP shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange and shall be accompanied by the amortization schedule required by paragraph 4A. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the ESOP will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note, which shall be accompanied by the amortization schedule required by paragraph 4A.

     14E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for
          -------------------------------------
registration of transfer, the ESOP may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the ESOP shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, subject to compliance with all applicable securities laws and in transactions which are consistent with the representations made in paragraph 11.

     14F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All
          ------------------------------------------------------------
representations and warranties contained herein or made in writing by or on behalf of the parties hereto in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you, the ESOP and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. The obligations of the Company and/or the ESOP under paragraph 7, paragraph 8, and paragraph 14B shall survive the transfer, purchase or payment of any Note (in whole or in part) and the rights of each Person arising under said paragraphs may not be changed without the consent of such Person.

     14G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this
          ----------------------
Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     14H. DISCLOSURE TO OTHER PERSONS. Each of the Company and the ESOP
          ---------------------------
acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the ESOP, the Company or any Subsidiary in connection with or pursuant to this Agreement to (I) such holder's directors, officers, employees, agents and professional consultants in connection with such holder's general investment activities, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or
(vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative order, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

     14I. NOTICES. All communications provided for hereunder shall be sent by
          -------
first class mail or nationwide overnight delivery service (with charges prepaid) and (I) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule hereto attached, or at such other address as you may have designated to the other parties hereto in writing, (ii) if to any other holder of any Notes, addressed to such holder at the registered address of such holder as set forth in the register kept by the ESOP at its principal office as provided in paragraph 14D, or at such other address as such holder may have designated to the other parties hereto in writing, (iii) if to the Company, addressed to it at 333 West Liberty Street, Lancaster, Pennsylvania 17603, Attention: Treasurer, and (iv) if to the ESOP addressed to it at c/o Mellon Bank, N. A., Mellon Bank Center, Pittsburgh, Pennsylvania 15258,
Attention: John J. Dagenhard, Vice President, or to such other address or addresses as the Company or the ESOP may have designated in writing to you and each other holder of any of the Notes at the time outstanding; provided,
                                                               --------
however, that any such communication to the Company may also, at your option, be
-------
either delivered to the Company at its address set forth above or to any principal executive or financial officer of the Company.

     14J. DESCRIPTIVE HEADINGS. The descriptive headings of the several
          --------------------
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14K. SATISFACTION REQUIREMENT. If any agreement, certificate or other
          ------------------------
writing, or any action taken or to be taken, is by the terms of this Agreement required to be reasonably satisfactory to you or the Required Holder(s), the determination of such reasonable satisfaction shall be made by you or the Required Holder (s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     14L. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND
          -------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAW THEREOF.

     14M. COUNTERPARTS. This agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     14N. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating
          -------------------------
hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any party may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such party may destroy any original documents so reproduced. The parties hereto agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     14O. RECOURSE WITH RESPECT TO ESOP.
          -----------------------------

     The holders of the Notes shall not have any recourse against the ESOP or the Trustee, except to the extent of the assets of the ESOP that are permitted under Treasury Regulation section 54.4975-7 (b) (f) and 54.4975-7 (b) (6) and any successor thereto, to be used to repay the Notes.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding agreement between you and the undersigned.

                                            Very truly yours,

                                            ARMSTRONG WORLD INDUSTRIES, INC.
                                            EMPLOYEE STOCK OWNERSHIP PLAN
                                            ("SHARE IN SUCCESS PLAN") TRUST

                                            By:  Mellon Bank, N.A., as Trustee

                                            By:
                                                 -------------------------------
                                                    Title:

                                        ARMSTRONG WORLD INDUSTRIES, INC.

                                                By:
                                                   -----------------------------
                                                   Title:


The foregoing Agreement is hereby accepted as of the date first above written.

THE FRANKLIN LIFE
INSURANCE COMPANY

By
  ---------------------------------
  Title: